EXHIBIT 99.1
MATTEL, INC.
PERSONAL INVESTMENT PLAN
Amended and restated effective as of January 1, 2019

MATTEL, INC.
PERSONAL INVESTMENT PLAN
Amended and Restated effective as of January 1, 2019

TABLE OF CONTENTS
Page
ARTICLE I GENERAL 1
1.1 Plan Name 1
1.2 Plan Purpose 1
1.3 Effective Date 1
1.4 Plan Mergers 1
ARTICLE II DEFINITIONS 1
2.1 Accounts 1
2.2 Affiliated Company 3
2.3 After-Tax Contributions 3
2.4 American Girl Retail Store Employee 3
2.5 Before-Tax Contributions 3
2.6 Beneficiary 3
2.7 Board of Directors 4
2.8 Code 4
2.9 Committee 4
2.10 Company 4
2.11 Company Contributions 4
2.12 Company Matching Contributions 4
2.13 Company Stock 4
2.14 Compensation 4
2.15 Deferral Contributions 6
2.16 Deferral Limitation 6
2.17 Distributable Benefit 6
2.18 Early Retirement Date 6
2.19 Effective Date 6
2.20 Eligible Employee 6
2.21 Employee 8
2.22 Employment Commencement Date 8
2.23 ERISA 8
2.24 Governance Committee 8
2.25 Highly Compensated Employee 9
2.26 Hour of Service 11
2.27 Investment Manager 11
2.28 Leased Employee 11
2.29 Normal Retirement 12
2.30 Normal Retirement Date 12
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Table of Contents (continued)

Page
2.31 Participant 12
2.32 Participation Commencement Date 12
2.33 Participating Company 12
2.34 Period of Severance 13
2.35 Plan 13
2.36 Plan Administrator 13
2.37 Plan Year 13
2.38 Roth Contributions 13
2.39 Severance Date 13
2.40 Spouse 14
2.41 Total and Permanent Disability 14
2.42 Trust or Trust Fund 14
2.43 Trustee 14
2.44 Valuation Date 14
2.45 Year of Service 14
ARTICLE III ELIGIBILITY AND PARTICIPATION 15
3.1 Eligibility to Participate 15
3.2 Commencement of Participation 16
3.3 Former Participants in Participating Company Plans 16
ARTICLE IV TRUST FUND 16
4.1 Trust Fund 16
4.2 Investment and Application of Plan Contributions 17
4.3 Irrevocability 18
4.4 Company, Committee and Trustee Not Responsible for Adequacy of Trust Fund 18
ARTICLE V EMPLOYEE CONTRIBUTIONS 19
5.1 Employee Contributions 19
5.2 Amount Subject to Election 20
5.3 Termination of, Change in Rate of, or Resumption of Deferrals 21
5.4 Limitation on Deferral Contributions by Highly Compensated Employees 21
5.5 Provisions for Disposition of Excess Deferral Contributions by Highly Compensated Employees 23
5.6 Provisions for Return of Annual Deferral Contributions in Excess of the Deferral Limitation 25
5.7 Character of Amounts Contributed as Before-Tax Contributions 26
5.8 Rollover Contributions 26
ARTICLE VI COMPANY CONTRIBUTIONS 27
6.1 General 27
6.2 Requirement for Net Profits 30

Table of Contents (continued)

Page
6.3 Special Limitations on After-Tax Contributions and Company Matching Contributions 30
6.4 Provision for Return of Excess After-Tax Contributions and Company Matching Contributions on Behalf of Highly Compensated Employees 32
6.5 Forfeiture of Company Matching Contributions Attributable to Excess Deferrals or Contributions 33
ARTICLE VII PARTICIPANT ACCOUNTS AND ALLOCATIONS 34
7.1 General 34
7.2 Participants’ Accounts 34
7.3 Revaluation of Participants’ Accounts 34
7.4 Treatment of Accounts Following Termination of Employment 35
7.5 Accounting Procedures 35
ARTICLE VIII VESTING; PAYMENT OF PLAN BENEFITS 35
8.1 Vesting 35
8.2 Distribution Upon Retirement 38
8.3 Distribution Upon Death Prior to Termination of Employment 39
8.4 Death After Termination of Employment 40
8.5 Termination of Employment 40
8.6 Withdrawals 41
8.7 Form of Distribution 45
8.8 Election for Direct Rollover of Distributable Benefit to Eligible Retirement Plan 46
8.9 Designation of Beneficiary and Documentation Related to Death of Participant 48
8.10 Facility of Payment 49
8.11 Requirement of Spousal Consent 49
8.12 Company Stock Distribution 50
8.13 Valuation of Accounts 50
8.14 Forfeitures; Repayment 52
8.15 Loans 52
8.16 Special Rule for Disabled Employees 54
8.17 Provision for Small Benefits 55
8.18 Special Provisions for Prior Plan Accounts 56
ARTICLE IX OPERATION AND ADMINISTRATION OF THE PLAN 56
9.1 Plan Administration 56
9.2 Committee Powers 56
9.3 Investment Manager 59
9.4 Periodic Review 59
9.5 Committee Procedure 59
9.6 Compensation of Committee 60
9.7 Resignation and Removal of Members 60

Table of Contents (continued)

Page
9.8 Appointment of Successors 60
9.9 Records 60
9.10 Reliance Upon Documents and Opinions 60
9.11 Requirement of Proof 61
9.12 Reliance on Committee Memorandum 61
9.13 Limitation on Liability 61
9.14 Indemnification 62
9.15 Allocation of Fiduciary Responsibility 62
9.16 Bonding 62
9.17 Prohibition Against Certain Actions 63
9.18 Plan Expenses 63
9.19 Right of Recovery for Overpayment or Payment Made in Error 63
ARTICLE X SPECIAL PROVISIONS CONCERNING COMPANY STOCK 64
10.1 Securities Transactions 64
10.2 Valuation of Company Securities 65
10.3 Allocation of Stock Dividends and Splits 65
10.4 Reinvestment of Dividends 65
10.5 Voting of Company Stock 66
10.6 Confidentiality Procedures 66
10.7 Securities Law Limitation 66
ARTICLE XI MERGER OF COMPANY; MERGER OF PLAN 67
11.1 Effect of Reorganization or Transfer of Assets 67
11.2 Merger Restriction 67
ARTICLE XII PLAN TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS 67
12.1 Plan Termination 67
12.2 Discontinuance of Contributions 68
12.3 Rights of Participants 68
12.4 Trustee’s Duties on Termination 68
12.5 Partial Termination 69
12.6 Failure to Contribute 69
ARTICLE XIII APPLICATION FOR BENEFITS 70
13.1 Application for Benefits 70
13.2 Action on Application 70
13.3 Appeals 71
ARTICLE XIV LIMITATIONS ON CONTRIBUTIONS 72
14.1 General Rule 72
14.2 Annual Additions 73

Table of Contents (continued)

Page
14.3 Other Defined Contribution Plans 73
14.4 Affiliated Company 73
ARTICLE XV RESTRICTION ON ALIENATION 73
15.1 General Restrictions Against Alienation 73
15.2 Qualified Domestic Relations Orders 74
ARTICLE XVI PLAN AMENDMENTS 75
16.1 Amendments 75
16.2 Retroactive Amendments 76
16.3 Amendment of Vesting Provisions 76
ARTICLE XVII TOP-HEAVY PROVISIONS 76
17.1 Minimum Company Contributions 76
17.2 Top-Heavy Determination 77
17.3 Aggregation 79
ARTICLE XVIII MISCELLANEOUS 80
18.1 No Enlargement of Employee Rights 80
18.2 Mailing of Payments; Lapsed Benefits 80
18.3 Addresses 81
18.4 Notices and Communications 81
18.5 Reporting and Disclosure 81
18.6 Governing Law 82
18.7 Interpretation 82
18.8 Certain Securities Laws Rules 82
18.9 Withholding for Taxes 82
18.10 Limitation on Company; Committee and Trustee Liability 82
18.11 Successors and Assigns 82
18.12 Counterparts 83
18.13 Military Service 83

Appendix A Merged Plans
Appendix B Participating Companies
Appendix C Special Participation Dates
Appendix D Special Rules for Employees in Puerto Rico

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MATTEL, INC.
PERSONAL INVESTMENT PLAN
ARTICLE I
GENERAL
1.1 Plan Name.
This instrument evidences the terms of a tax-qualified retirement plan for the Eligible Employees of Mattel, Inc. and its participating affiliates to be known as the “Mattel, Inc. Personal Investment Plan” (“Plan”).
1.2 Plan Purpose.
This Plan is intended to qualify under Code Section 401(a) as a profit sharing plan, although contributions may be made to the Plan without regard to profits, and with respect to the portion hereof intended to qualify as a Qualified Cash or Deferred Arrangement, to satisfy the requirements of Code Section 401(k).
1.3 Effective Date.
The original effective date of this Plan is November 1, 1983. This amendment and restatement of the Plan reflects the provisions of the Plan in effect as of January 1, 2019, except as otherwise expressly provided herein.
1.4 Plan Mergers.
Appendix A describes the plans of predecessor employers that have been merged with and into this Plan.
ARTICLE II
DEFINITIONS
2.1 Accounts.
“Accounts” or “Participant’s Accounts” means the following Plan accounts maintained by the Committee for each Participant as required by Article VII. The Committee may maintain additional Accounts or subaccounts as necessary for the administration of the Plan:

(a) “Before-Tax Contributions Account” shall mean the account established and maintained for each Participant under Article VII for purposes of holding and accounting for amounts held in the Trust Fund which are attributable to Participant Before-Tax Contributions, and any earnings thereon, in accordance with Article V.
(b) “After-Tax Contributions Account” shall mean the account established and maintained for each Participant under Article VII to reflect amounts held in the Trust Fund on behalf of such Participant which are attributable to Participant After-Tax Contributions and any earnings thereon, in accordance with Article V.
(c) “Company Matching Account” shall mean the account established and maintained for each Participant under Article VII for purposes of holding and accounting for amounts held in the Trust Fund which are attributable to Company Matching Contributions, and any earnings thereon, pursuant to Section 6.1(c).
(d) “Company Contributions Account” shall mean the account established and maintained for each Participant under Article VII for purposes of holding and accounting for amounts held in the Trust Fund which are attributable to Company Contributions, and any earnings thereon, pursuant to Section 6.1(a).
(e) “Transfer/Rollover Account” shall mean the account established and maintained for each Participant under Article VII for purposes of holding and accounting for amounts held in the Trust Fund which are attributable to amounts distributed to the Participant from any other plan qualified under Code Section 401(a), or from an Individual Retirement Account attributable to employer contributions under another plan qualified under Code Section 401(a), and any earnings on such amounts, as provided in Section 5.8. The Committee may create additional accounts or subaccounts as it deems necessary to hold and account for Roth elective deferral accounts transferred to the Plan in accordance with Section 5.8.
(f) “HiT Matching Contribution Account” shall mean the account established and maintained for each Participant under Article VII for purposes of holding and accounting for amounts held in the Trust Fund which are attributable to matching contributions to the HiT Entertainment, Inc. 401(k) Plan, and any earnings thereon.
(g) “Roth Contribution Account” shall mean the account established and maintained for each Participant under Article VII for purposes of holding and accounting for amounts held in the Trust Fund which are attributable to Roth Contributions, and any earnings thereon.
(h) “MEGA Company Account” shall mean the account established and maintained for each Participant under Article VII for purposes of holding and accounting for amounts held in the Trust Fund which are attributable to matching contributions and profit sharing contributions to The MEGA Brands America, Inc. 401(k) Savings Plan, and any earnings thereon.

(i) “Prior Employer Account” shall mean the account established and maintained for each affected Participant under Article VII for purposes of holding and accounting for any amounts held in the Trust Fund which is attributable to matching and/or profit sharing contributions to the plan of an acquired company that are merged into or otherwise transferred to this Plan.
(j) “Qualified Non-elective Contribution or QNEC Account” shall mean the account established and maintained for a Participant for the purpose of holding and accounting for any Qualified Non-elective Contributions made by a Participating Company on the Participant’s behalf.

2.2 Affiliated Company.
“Affiliated Company” shall mean:
(a) Any corporation that is included in a controlled group of corporations, within the meaning of Section 414(b) of the Code, that includes the Company,
(b) Any trade or business that is under common control with the Company within the meaning of Section 414(c) of the Code,
(c) Any member of an affiliated service group, within the meaning of Section 414(m) of the Code, that includes the Company, and
(d) Any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.
2.3 After-Tax Contributions.
“After-Tax Contributions” shall mean those contributions by a Participant to the Trust Fund in accordance with Article V which do not qualify as Before-Tax Contributions or Roth Contributions.
2.4 American Girl Retail Store Employee.
“American Girl Retail Store Employee” shall mean an Employee at any American Girl store.
2.5 Before-Tax Contributions.
“Before-Tax Contributions” shall mean those amounts contributed to the Plan as a result of a salary or wage reduction election made by the Participant in accordance with Article V, to the extent such contributions qualify for treatment as contributions made under a “qualified cash or deferred arrangement” within the meaning of Section 401(k) of the Code.
2.6 Beneficiary.
“Beneficiary” or “Beneficiaries” shall mean the person or persons last designated by a Participant as set forth in Section 8.9 or, if there is no designated Beneficiary or surviving Beneficiary, the person or persons designated in Section 8.9 to receive the interest of a deceased Participant in such event.
2.7 Board of Directors.
“Board of Directors” shall mean the Board of Directors of Mattel, Inc. (or its delegate) as it may from time to time be constituted.
2.8 Code.
“Code” shall mean the Internal Revenue Code of 1986, as in effect on the date of execution of this Plan document and as thereafter amended from time to time.
2.9 Committee.
“Committee” shall mean the Administrative Committee described in Article IX hereof.
2.10 Company.
“Company” shall mean Mattel, Inc., or any successor thereof, if its successor shall adopt this Plan.
2.11 Company Contributions.
“Company Contributions” shall mean amounts paid by a Participating Company into the Trust Fund in accordance with Section 6.1(a).
2.12 Company Matching Contributions.
“Company Matching Contributions” shall mean amounts paid by a Participating Company into the Trust Fund in accordance with Section 6.1(c).
2.13 Company Stock.
“Company Stock” shall mean whichever of the following is applicable:
(a) So long as the Company has only one class of stock, that class of stock.

(b) In the event the Company at any time has more than one class of stock, the class (or classes) of the Company’s stock constituting “employer securities” as that term is defined in Section 409(1) of the Code.
2.14 Compensation.
(a) “Compensation” shall mean the full salary and wages (including overtime, shift differential, tips and holiday, vacation and sick pay) and other compensation paid by a Participating Company during a Plan Year by reason of services performed by an Employee, including amounts deducted pursuant to authorization by an Employee or pursuant to requirements of law (including amounts of salary or wages deferred in accordance with the provisions of Section 5.1 and which qualify for treatment under Code Section 401(k) or amounts deducted pursuant to Code Section 125, 129 or 132(f)(4)) except as specifically provided to the contrary elsewhere in this Plan. Compensation shall not include any of the following:
(i) Fringe benefits and contributions by the Participating Company to, and benefits under, any employee benefit plan;
(ii) Amounts paid or payable by reason of services performed during any period in which an Employee is not a Participant under the Plan;
(iii) Amounts deferred by the Employee pursuant to non-qualified deferred compensation plans, regardless of whether such amounts are includable in the Employee’s gross income for his current taxable year;
(iv) Amounts included in any Employee’s gross income with respect to life insurance as provided by Code Section 79; and
(v) Amounts paid to Employees as “bonuses.”
(b) To the extent permitted by Code Section 415(c)(3), in the case of a Participant who ceases actively to perform services for a Participating Company prior to January 1, 1989 because such person has sustained a Total and Permanent Disability, such Participant shall be deemed to have “Compensation” to the extent provided in the provisions of Section 8.16(d), for the limited purposes of determining the amount of certain contributions to this Plan.
(c) The term “Compensation,” for purposes of Article XIV of this Plan shall be as defined in this subsection (c) and shall mean wages as defined in Section 3401(a) and all other payments of compensation to an Employee by the Company (in the course of the Company’s trade or business) for which the Company is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation for purposes of this subsection (c) shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). “Compensation” for purposes of this subsection (c), shall include any elective deferral (as defined in Code Section 402(g)) and any amount which is contributed or deferred by a Participating Company at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125 or 132(f)(4). Effective for Plan Years beginning on and after January 1, 2008, Compensation for purposes of this subsection (c) shall include Compensation paid after the date of the Employee’s severance from employment with the Company, provided such Compensation is paid by the later of (i) 2-1/2 months after the date of the Employee’s severance from employment, or (ii) the last day of the Plan Year that includes such date of severance from employment, to the extent required by Treasury Regulation Section 1.415(c)-2(e)(3).
(d) In the event that this Plan is deemed a Top-Heavy Plan as set forth in Article XVII, the term “Compensation” shall not include amounts excluded by reason of and to the extent provided by Sections 17.1 and 17.2.
(e) Effective for Plan Years commencing on and after January 1, 2002, the “Compensation” of any Employee taken into account under the Plan for any Plan Year shall not exceed $200,000 (or such adjusted amount as may be prescribed for such Plan Year pursuant to Section 401(a)(17) of the Code which amount is equal to $280,000 for the Plan Year beginning January 1, 2019).
2.15 Deferral Contributions.
“Deferral Contributions” means the sum of Before-Tax Contributions and Roth Contributions.
2.16 Deferral Limitation.
“Deferral Limitation” shall mean the dollar limitation on the exclusion of elective deferrals from a Participant’s gross income under Section 402(g) of the Code, as in effect with respect to the taxable year of the Participant, or such greater limitation on the exclusion of elective deferrals permitted under Section 5.2(d) and Section 414(v) of the Code, if applicable.
2.17 Distributable Benefit.
“Distributable Benefit” shall mean the vested interest of a Participant in this Plan which is determined and distributable in accordance with the provisions of Article VIII.
2.18 Early Retirement Date.
“Early Retirement Date” shall mean the later of the Participant’s 55th birthday or the date on which the Participant completes three Years of Service.
2.19 Effective Date.

“Effective Date” shall mean November 1, 1983, which shall be the original effective date of this Plan. The effective date of this amendment and restatement is January 1, 2019.
2.20 Eligible Employee.
“Eligible Employee” shall include any individual who is at least age twenty (20) and is employed by a Participating Company, except as otherwise provided in this paragraph. The following individuals shall not be Eligible Employees under the Plan:
(a) effective as of April 1, 2011, any Employee of American Girl, Inc. who is designated on the payroll system in the separate employment classification (distinct from regular full-time or part-time), of “Temporary Variable,” which designation applies to Employees who are members of the substitute workforce of American Girl, Inc.
(b) any Employee who is covered by a collective bargaining agreement to which a Participating Company is a party if there is evidence that retirement benefits were the subject of good faith bargaining between the Participating Company and the collective bargaining representative, unless the collective bargaining agreement provides for coverage under this Plan,
(c) any Employee who is a Leased Employee,
(d) any Employee who is an intern, toy tester, department aide or associate retail services, or
(e) any Employee who is employed outside of the United States who has been transferred to the United States for a period of less than twelve (12) months, or
(f) any person who is classified by a Participating Company as being in one or more of the following ineligible categories, even if the Participating Company’s classification is incorrect or the person is otherwise determined to be a common law employee of the Participating Company:
(i) Project Employees - persons who the Participating Company classifies as employed to work on discrete projects or creative matters, or the equivalent (such as students or interns), except to the extent the Participating Company, by written notice, elects to extend Plan participation to them;
(ii) Persons Waiving Participation - persons to whom the Participating Company did not extend the opportunity of participating in this Plan, and who, as determined by the Participating Company, agreed to such nonparticipation status;
(iii) Persons Not Classified As Employees for Tax Purposes - persons who the Participating Company does not classify as Employees for federal tax purposes, as evidenced by its failure to withhold employment and income taxes from their compensation, including, without limitation, independent contractors, consultants, persons working for a nonparticipating employer that provides goods or services (including temporary employee services) to the Participating Company, and persons working for an entity for whom the Participating Company provides goods or services;
(iv) Non-Employees Taken into Account for Discrimination Testing or Other Statutory Purposes - persons who are not classified by the Participating Company as its Employees, but who must be taken into account in testing this Plan for discrimination or for other statutory purposes; or
(v) Employees on Terminal Leave - persons who the Participating Company has determined to have permanently ceased to render active services but who it continues to treat as employees for certain purposes, except to the extent the Participating Company, by written notice, elects to extend Plan participation to them.
(g) any Employee employed by a division, organizational unit or classification of employees of a Participating Company to which the Plan has not been extended.
(h) effective as of December 31, 2014, any Employee who is subject to the provisions of Appendix D regarding special rules for Employees in Puerto Rico.
2.21 Employee.
(a) “Employee” shall mean each person currently employed in any capacity by the Company or Affiliated Company any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Company. The term “Employee” also includes a Leased Employee to the extent required by Code Section 414(n).
(b) Although Eligible Employees are the only class of Employees eligible to participate in this Plan, the term “Employee” is used to refer to persons employed in a non-Eligible Employee capacity as well as Eligible Employee category. Thus, those provisions of this Plan that are not limited to Eligible Employees, such as those relating to Hours of Service, apply to both Eligible and non-Eligible Employees.
2.22 Employment Commencement Date.
“Employment Commencement Date” shall mean each of the following:
(a) The date on which an Employee first performs an Hour of Service in any capacity for the Company or an Affiliated Company with respect to which the Employee is compensated or is entitled to compensation by the Company or the Affiliated Company.
(b) In the case of an Employee who has a one-year Period of Severance and who is subsequently reemployed by the Company or an Affiliated Company, the term

“Employment Commencement Date” shall also mean the first day following such one-year Period of Severance on which the Employee performs an Hour of Service for the Company or an Affiliated Company with respect to which he is compensated or entitled to compensation by the Company or Affiliated Company.
2.23 ERISA.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
2.24 Governance Committee.
“Governance Committee” shall mean the Governance and Social Responsibility Committee of the Board of Directors.
2.25 Highly Compensated Employee.
(a) “Highly Compensated Employee” shall mean any Employee who performs services for the Company or an Affiliated Company during the Determination Year (as defined below) and who:
(i) was at any time during the Determination Year or the Look Back Year a five percent (5%) owner as defined in Section 17.2; or
(ii) for the Look Back Year:
(A) received Compensation from the Company or an Affiliated Company in excess of eighty thousand dollars ($80,000) (adjusted for any cost-of-living increase as permitted by Section 414(q) of the Code, equal to $125,000 in 2019); and
(B) was in the “top-paid group.”

The determination of which Employees are Highly Compensated Employees shall be made in accordance with the provisions of Section 414(q) of the Code.

(b) Determination of a Highly Compensated Employee shall be in accordance with the following definitions and special rules:
(i) “Determination Year” means the Plan Year for which the determination of Highly Compensated Employee is being made.
(ii) “Look Back Year” is the twelve (12) month period preceding the Determination Year.

(iii) An Employee shall be treated as a 5% owner for any Determination Year or Look Back Year if at any time during such year such Employee was a 5% owner (as defined in Section 17.2).
(iv) An Employee is in the “top-paid group” of Employees for any Determination Year or Look Back Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during such Year.
(v) For purposes of this Section the term “Compensation” means Compensation as defined in Code Section 415(c)(3), as set forth in Section 2.14(c), without regard to the limitations of Section 2.14(e); provided, however, the determination under this Paragraph (v) shall be made without regard to Code Sections 125, 132(f)(4), 402(a)(8), and 401(h)(1)(B), and in the case of Participant contributions made pursuant to a salary reduction agreement, without regard to Code Section 403(b).
(vi) For purposes of determining the number of Employees in the “top-paid” group under this Section, the following Employees shall be excluded:
(A) Employees who have not completed six (6) months of service,
(B) Employees who normally work less than 17½ hours per week,
(C) Employees who normally work not more than six (6) months during any Plan Year, and
(D) Employees who have not attained age 21,
(E) Except to the extent provided in Treasury Regulations, Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Company, and
(F) Employees who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Company which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).
The Company may elect to apply Subparagraphs (A) through (D) above by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, (as the case may be) than as specified in such Subparagraph.

(vii) A former Employee shall be treated as a Highly Compensated Employee if

(A) such Employee was a Highly Compensated Employee when such Employee separated from service, or
(B) such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).
(viii) Code Sections 414(b), (c), (m) and (o) shall be applied before the application of this Section. Also, the term “Employee” shall include Leased Employees unless such Leased Employee is covered under a “safe harbor” plan of the leasing organization and not covered under a qualified plan of the Affiliated Company.
(c) To the extent permissible under Code Section 414(q), the Committee may determine which Employees shall be categorized as Highly Compensated Employees by applying a simplified method and calendar year election prescribed by the Internal Revenue Service.
2.26 Hour of Service.
(a) “Hour of Service” of an Employee shall mean the following:
(i) Each hour for which the Employee is paid by the Company or an Affiliated Company or entitled to payment for the performance of services as an Employee.
(ii) Each hour in or attributable to a period of time during which the Employee performs no duties (irrespective of whether he has terminated his Employment) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty, military duty or an authorized leave of absence, for which he is paid or entitled to payment, whether direct or indirect. However, no such hours shall be credited to an Employee if such Employee is directly or indirectly paid or entitled to payment for such hours and if such payment or entitlement is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws or is a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.
(iii) Each hour for which he is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or an Affiliated Company, provided that such Employee has not previously been credited with an Hour of Service with respect to such hour under paragraphs (i) or (ii) above.
(b) Hours of Service under Subsections (a)(ii) and (a)(iii) shall be calculated in accordance with Department of Labor Regulation 29 C.F.R. § 2530.200b-2(b). Hours

of Service shall be credited to the appropriate computation period according to the Department of Labor Regulation § 2530.200b-2(c). However, an Employee will not be considered as being entitled to payment until the date when the Company or the Affiliated Company would normally make payment to the Employee for such Hour of Service.
2.27 Investment Manager.
“Investment Manager” means the one or more Investment Managers, if any, that are appointed pursuant to Section 9.3.
2.28 Leased Employee.
“Leased Employee” means any individual who is not an employee of any Affiliated Company but who performs services for an Affiliated Company, where:
(a) such services are provided pursuant to an agreement between the member and any other person (the “leasing organization”);
(b) the individual has performed such services for the Affiliated Company, or for the Affiliated Company and any “related persons” determined under Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one (1) year; and
(c) such services are performed under the primary direction or control of the recipient.
2.29 Normal Retirement.
“Normal Retirement” shall mean a Participant’s termination of employment on or after attaining the Plan’s Normal Retirement Date.
2.30 Normal Retirement Date.
“Normal Retirement Date” shall be the Participant’s sixty-fifth birthday.
2.31 Participant.
“Participant” shall mean any Eligible Employee who has satisfied the participation eligibility requirements set forth in Section 3.1 and has begun participation in this Plan in accordance with the provisions of Section 3.2.
2.32 Participation Commencement Date.
“Participation Commencement Date” shall mean the day on which an Employee’s participation in this Plan may commence in accordance with the provisions of Article III.

2.33 Participating Company.
“Participating Company” shall mean Mattel, Inc., Mattel Sales, Corp. and each other Affiliated Company (or similar entity) that has been granted permission by the Board of Directors to participate in this Plan, provided that contributions are being made hereunder for the Employees of such Participating Company. Permission to become a Participating Company shall be granted under such conditions and upon such conditions as the Board of Directors deems appropriate. Appendix B lists some of the Participating Companies and the dates they became Participating Companies under the Plan. Until otherwise determined by the Company, Sproutling, Inc. will not be a Participating Company under the Plan and employees of Sproutling, Inc. will not be eligible to participate in the Plan.
2.34 Period of Severance.
“Period of Severance” shall mean the period of time commencing on the Participant’s Severance Date and continuing until the first day, if any, on which the Participant completes one or more Hours of Service following such Severance Date.
2.35 Plan.
“Plan” shall mean the Mattel, Inc. Personal Investment Plan herein set forth, and as it may be amended from time to time.
2.36 Plan Administrator.
“Plan Administrator” shall mean the administrator of the Plan, within the meaning of Section 3(16)(A) of ERISA. The Plan Administrator shall be Mattel, Inc.
2.37 Plan Year.
“Plan Year” shall mean the twelve consecutive month period ending each December 31.
2.38 Roth Contributions.
“Roth Contributions” shall mean those amounts contributed to the Plan as a result of a salary or wage reduction election made by the Participant in accordance with Section 5.2(e).
2.39 Severance Date.
“Severance Date” shall mean the earlier of (a) the date on which an Employee quits, retires, is discharged, or dies; or (b) the first anniversary of the first date of a period in which an

Employee remains absent from service (with or without pay) with the Company or an Affiliated Company for any reason other than quit, retirement, discharge or death (such as vacation, holiday, sickness, disability, leave of absence or layoff).
In the case of an Employee who has a maternity or paternity absence described in Code Sections 410(a)(5)(E) and 411(a)(6)(E), the Employee’s Period of Severance will begin on the second anniversary of the date the Employee is first absent for a maternity or paternity leave, provided the Employee does not perform an Hour of Service during such period. The first one-year period of the absence will be included in the Employee’s period of service and the second one-year period is neither part of the period of service nor part of the Period of Severance. The Committee may require that the Employee furnish such timely information as the Committee may reasonably require to establish that the absence from work is for such a maternity or paternity absence, and the number of days for which there was such an absence.
2.40 Spouse.
“Spouse” means the person to whom the Participant is legally married under the laws of any state, territory or possession of the United States or of any foreign country including a same-sex spouse or common law spouse if permitted under state law.
2.41 Total and Permanent Disability.
Effective on and after January 1, 2011, an individual shall be considered to be suffering from a Total and Permanent Disability (a) if he is “disabled” or suffering a “disability” as defined in the long-term disability plan or program maintained by the Company and in which the Participant is eligible to participate or, (b) if the Participant is not eligible to participate in the long-term disability plan or program maintained by the Company, as determined by the Committee, in accordance with the definition of “disability” under the Company’s long-term disability plan. The rules of this Section shall be applied by the Committee in accordance with Treasury Regulations, if any, promulgated under Code Section 415 or Code Section 22(e)(3) on a nondiscriminatory basis to all participants.
2.42 Trust or Trust Fund.
“Trust” or “Trust Fund” shall mean the one or more trusts created for funding purposes under the Plan.

2.43 Trustee.
“Trustee” shall mean the corporation appointed by the Company to act as Trustee of the Trust Fund, or any successor or other corporation acting as a trustee of the Trust Fund.
2.44 Valuation Date.
“Valuation Date” shall mean each day on which the United States financial markets are open for the normal transaction of business.
2.45 Year of Service.
“Year of Service” means three hundred sixty five (365) days included in a period of service recognized under this Section.
(a) Subject to the succeeding provisions of this Section, a Participant shall be credited with a period of service equal to the elapsed time between his Employment Commencement Date and his subsequent Severance Date.
(b) A Participant additionally shall receive credit for a Period of Severance in computing his service hereunder if such Participant completes an Hour of Service prior to the first anniversary of his Severance Date. Except as provided in this subparagraph (b), a Period of Severance shall not be included in a Participant’s period of service hereunder.
(c) An individual who has a Period of Severance shall be given credit for Periods of Service prior to such Period of Severance upon rehire with the Company or an Affiliated Company for the purpose of determining such Participant’s nonforfeitable right to benefits accrued after such rehire in accordance with the vesting provisions of Section 8.1. Nothing in this paragraph shall affect any amounts that were forfeited in accordance with Section 8.5(d) following five consecutive one-year Periods of Severance or a Participant’s ability to have such forfeiture restored in accordance with Section 8.14.
(d) The number of a Participant’s Years of Service for vesting shall be determined by reference to each three hundred sixty five day period of service recognized under this Section, whether or not consecutive.
(e) Notwithstanding any other provision of this Plan, service performed by Employees for employers other than the Company or Affiliated Companies may be taken into account in computing service for any purpose of this Plan to the extent and in the manner determined by resolution of the Committee in its sole discretion.
(f) Notwithstanding any other provision of this Plan, service performed for an Affiliated Company prior to such entity becoming an Affiliated Company may be taken into account for purposes of computing service for any purpose of this Plan to the extent and in the manner determined by resolution of the Board of Directors of the Company, or its delegate, in its sole discretion. In accordance with this provision, service performed by a Participant for the following Affiliated Companies, prior to such entity becoming an Affiliated Company, may be taken into account for purposes of determining a Participant’s vested interest in his Accounts under the Plan for each Participant who was actively employed by the acquired company or its affiliates on the acquisition date: Tyco Toys, Inc., PrintPaks, Inc., Pleasant Company, HiT Entertainment, Inc. and MEGA Brands America, Inc. Service performed by a Participant for Fuhu, Inc. shall not be taken into account for any purposes under the Plan.
ARTICLE III
ELIGIBILITY AND PARTICIPATION
3.1 Eligibility to Participate.
(a) Every Eligible Employee who is not an American Girl Retail Store Employee shall be eligible to participate in the Plan on the date he becomes an Eligible Employee. Every Eligible Employee who is an American Girl Retail Store Employee shall be eligible to participate in the Plan on the later of (i) the date he becomes an Eligible Employee and (ii) the date he completes a period of service, recognized under the definition of “Year of Service,” of ninety (90) days.
(b) If a Participant ceases to be an Eligible Employee, he shall again become eligible to participate in the Plan on the date he again becomes an Eligible Employee.
(c) Notwithstanding the preceding rules of this Section 3.1, the actual date upon which an Employee will commence participation will be determined pursuant to the rules of Section 3.2.
3.2 Commencement of Participation.
(a) Each Eligible Employee who had become a Participant in the Plan prior to the Effective Date of this restatement shall continue to participate in the Plan from and after such date.
(b) Each Eligible Employee shall be entitled to commence participation in this Plan with respect to Company Contributions, Before-Tax Contributions, Company Matching Contributions and After-Tax Contributions as of the date he satisfies the eligibility requirements of Section 3.1. Each Eligible Employee shall be entitled to commence participation in this Plan with respect to Roth Contributions as of the later of January 1, 2013 and the date he satisfies the eligibility requirements of Section 3.1.
(c) The Committee may prescribe such rules as it deems necessary or appropriate regarding times and procedures for Participants to make elections to contribute a portion of Compensation as provided in Section 5.1.

3.3 Former Participants in Participating Company Plans.
Notwithstanding anything in this Article to the contrary, any individual who was a participant in a plan sponsored by a Participating Company shall automatically become a Participant in this Plan as described in Appendix C.
ARTICLE IV
TRUST FUND
4.1 Trust Fund.
(a) The Company has entered into a Trust Agreement for the establishment of a Trust to hold the assets of the Plan.
(b) The Trust Fund is authorized to invest in either Company Stock or such other assets as the Committee or the Investment Manager (if applicable) may direct. Participants may direct the investment of the assets in their Accounts in the Trust Fund from among the acceptable investment alternatives which the Committee may from time to time make available. The Committee shall provide Participants with such alternative investment election options and such information regarding the investment alternatives available under the Plan as shall be necessary to comply with the regulations issued by the Department of Labor pursuant to ERISA Section 404(c).
(c) The Committee shall not be required to engage in any transaction, including without limitation, directing the purchase or sale of Company Stock, which it determines in its sole discretion, might tend to subject itself, its members, the Plan, the Company, or any Participant to liability under federal or state securities law.
4.2 Investment and Application of Plan Contributions.
(a) Subject to the provisions of Section 4.1(b), all contributions to the Trust Fund under Section 6.1 (including Before-Tax and Roth Contributions) and Participant After-Tax Contributions under Section 5.1 shall be invested as provided in this Section 4.2, subject to such rules as the Committee may adopt, in its sole discretion, to implement the provisions of this Section 4.2. The Committee may establish a choice of investment alternatives for Accounts from which each Participant may select in determining the manner in which his Account will be invested. In its sole discretion, the Committee may establish an investment alternative consisting of Company Stock.
(b) If investment alternatives are established in accordance with this Section 4.2, the following provisions of this Section 4.2 shall apply, including, in the event the Committee establishes a Company Stock alternative, the limitations of (iv) below and the provisions of Article X relating to investments in Company Stock.

(i) A Participant may elect at any time to change an investment election with respect to the allocation of future contributions made by him or on his behalf (such election to apply to all such contributions without regard to any distinction between Company contributions or Participant contributions) among the investment alternatives. The Committee may require at least thirty (30) days notice prior to the commencement of the payroll period for which such change is to be effective. Any such election shall be made in any whole percentage, subject to the provisions of Subsection (iv) below.
(ii) Separate Trust Fund subaccounts shall be established for each investment alternative selected by a Participant, and each such subaccount shall be valued separately.
(iii) A Participant may elect at any time to change the investment of his Accounts and reallocate such Accounts among the investment alternatives in any whole percentage, subject to the limitations of this paragraph and (iv) below. Subject to such rules as the Committee may prescribe, any such election to change shall be effective as soon as practical following receipt of the Participant’s election. Any such change shall be implemented by the Committee in accordance with practices and procedures established by the Committee to provide for the orderly liquidation and/or purchase of investments. Notwithstanding the foregoing, the Company may restrict the frequency or timing of trades in or out of one or more investment alternatives by a Participant, to the extent the Committee deems necessary or appropriate.
(iv) If a Company Stock alternative is established by the Committee, each Participant may elect to invest up to a maximum of twenty-five percent (25%) (fifty percent (50%) prior to April 3, 2006) of contributions made by him or on his behalf (such limitation to apply to all contributions without regard to any distinction between Company contributions and Participant contributions) in the Company Stock alternative in accordance with this Section 4.2. Such a Participant may also elect to transfer amounts from his Accounts held in other investment alternatives to the Company Stock alternative in accordance with this Section 4.2, provided, however, that no such transfer shall be implemented to the extent that such transfer would result in the value of the Participant’s interest in the Company Stock Fund exceeding twenty-five percent (25%) (fifty percent (50%) prior to April 3, 2006) of the value of his interest in all investment alternatives held under the Plan. Notwithstanding the preceding sentence, neither the Company nor the Committee, nor any representative of the Company, the Committee or of the Plan shall have any obligation to monitor the value of a Participant’s interest in the Company Stock Fund, or to manage said fund, and no person shall or shall have any authority to dispose of any Participant’s interest in the Company Stock Fund except in accordance with a Participant’s valid election or otherwise in accordance with express provisions of this Plan.

(v) In the case of a Participant who fails to make an effective election, for any reason whatsoever, as to how all or any portion of his interest therein shall be invested, the Committee shall prescribe rules which shall require that the Accounts of such Participant be invested in a default fund selected by the Committee for such purpose.
4.3 Irrevocability.
A Participating Company shall have no right or title to, nor interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to the Participating Company except that on and after the Effective Date funds may be returned to a Participating Company as follows:
(a) In the case of a Participating Company contribution which is made by a mistake of fact, that contribution may be returned to the Participating Company within one (1) year after it is made.
(b) All contributions to the Trust Fund are conditioned on deductibility under Code Section 404. In the event deduction is disallowed for any such contribution, such contribution may be returned to the Participating Company.
4.4 Company, Committee and Trustee Not Responsible for Adequacy of Trust Fund.
The Company, Committee and Trustee shall not be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid only from the Trust assets, and neither the Company, the Committee nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan. Except as required under the Plan or Trust or under Part 4 of Title I of ERISA, the Company shall not be responsible for any decision, act or omission of the Trustee, the Committee, or the Investment Manager (if applicable), and shall not be responsible for the application of any moneys, securities, investments or other property paid or delivered to the Trustee.
ARTICLE V
EMPLOYEE CONTRIBUTIONS
5.1 Employee Contributions.
(a) General. In accordance with rules which the Committee shall prescribe from time to time, each Participant shall be given an opportunity to elect to have a percentage of his or her Compensation contributed to the Plan. A contribution election by a Participant shall remain in effect from year to year (notwithstanding salary or wage rate changes) until changed by the Participant. Effective January 1, 2013, at the election of the Participant, contributions shall be made as Before-Tax Contributions, After-Tax Contributions, Roth Contributions or a combination thereof.
(b) Automatic Enrollment. Except as provided in Section 5.1(d), a Participant who has not elected to have Compensation reduced in accordance with Section 5.1(a) shall be deemed to have elected under Section 5.1(a) to have Compensation reduced by two percent (2%) beginning as soon as administratively practicable following the date the Eligible Employee becomes a Participant. Each affected Participant may elect at any time, in accordance with procedures established by the Committee or its designee, not to have Compensation so reduced, or to have Compensation reduced by a different percentage allowed under Section 5.2, which election shall become effective as soon as administratively practicable following receipt of the Participant election. Before-Tax Contributions made pursuant to this automatic election shall be invested in a default investment fund designated for such purpose by the Committee, unless the Participant elects to have such contributions invested otherwise in accordance with Article IV.
(c) Automatic Escalation. Unless a Participant elects otherwise and except as provided in Section 5.1(d), any affirmative election or deemed election to have Compensation reduced by less than six percent (6%) shall be automatically increased by two percent (2%) (one percent (1%) for Plan Years prior to January 1, 2013), effective as of such date in the month of April as specified by the Committee, which date shall be at least 90 days after such initial affirmative or deemed deferral election, and during each April thereafter until such election has been increased to a deemed deferral election of six percent (6%) of Compensation.
(d) Exceptions to Automatic Provisions. The Committee may provide that certain divisions, organizational units or classifications of Employees will not be subject to the automatic enrollment provisions of Section 5.1(b) or the automatic escalation provisions of Section 5.1(c) and shall establish rules and procedures regarding such designations, which rules and related procedures shall be binding upon Participants.
5.2 Amount Subject to Election.
(a) Permitted Deferral Percent. Subject to the limitations of Article V, the amount of a Participant’s Compensation that may be contributed subject to the election provided in Section 5.1 shall be a whole percentage of the Participant’s Compensation, which percentage is not less than one percent (1%) nor more than, in the case of a Participant who is not a Highly Compensated Employee, eighty percent (80%) and in the case of a Highly Compensated Employee, twenty percent (20%).
(b) Effect of Deferral Limitation. No Participant shall be permitted to make Before-Tax Contributions or Roth Contributions combined in excess of the Deferral Limitation. Any election by a Participant to make Before-Tax Contributions or Roth

Contributions shall be deemed to include an election to automatically substitute After-Tax Contributions for such Before-Tax Contributions or Roth Contributions, effective for the period starting on the date immediately following the date the Participant’s Before-Tax Contributions and Roth Contributions for a calendar year equal the Deferral Limitation and ending on the immediately following December 31. In the event a Participant’s Before-Tax Contributions and Roth Contributions exceed the Deferral Limitation, excess contributions shall be subject to the provisions of Section 5.6.
(c) Limitations Prescribed by the Committee. For purposes of satisfying one of the tests described under Section 5.4 and Section 6.3, the Committee may prescribe such rules as it deems necessary or appropriate regarding the maximum amount that a Participant may elect to contribute and the timing of such an election. These rules may prescribe a maximum percentage of Compensation that may be contributed, or may provide that the maximum percentage of Compensation that a Participant may contribute will be a lower percentage of his Compensation above a certain dollar amount of Compensation than the maximum deferral percentage below that dollar amount of Compensation. These rules shall apply to all individuals eligible to make the election described in Section 5.1, except to the extent that the Committee prescribes special or more stringent rules applicable only to Highly Compensated Employees.
(d) Catch-Up Contributions. Notwithstanding the foregoing, all Participants who are eligible to make Before-Tax Contributions under this Plan and who have attained age fifty (50) before the close of a Plan Year shall be eligible to make catch-up contributions during such Plan Year in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.
(e) Roth Contributions. Effective for Plan Years beginning on and after January 1, 2013, a Participant may elect to designate any portion of such Participant’s Compensation that is reduced in accordance with Section 5.1 as a Roth elective deferral. If a Participant elects to designate a portion of such Participant’s reduced Compensation as a Roth elective deferral under this Section, then the Participating Employers shall make a Roth Contribution to the Trust pursuant to Section 6.1(b) for the Participant equal to the amount so designated by the Participant. It is intended that the Compensation reductions and corresponding Roth Contributions under this Section shall be made pursuant to a “qualified Roth contribution program” within the meaning of Section 402A of the Code. Unless specifically stated otherwise in the Plan, a Roth elective deferral will be treated as a Before-Tax Contribution under Section 5.1(a) for all purposes of the Plan.
5.3 Termination of, Change in Rate of, or Resumption of Deferrals.

(a) A Participant may at any time submit a request to the Committee to terminate his contributions, alter the rate of his contributions, or resume his contributions made pursuant to this Article V.
(b) A request for termination, alteration, or resumption or alteration of the rate of contributions shall be in a form satisfactory to the Committee and will be effective as soon as administratively possible. The Committee may require at least thirty (30) days notice prior to commencement of the payroll period for which such change is to be effective.
5.4 Limitation on Deferral Contributions by Highly Compensated Employees.
With respect to each Plan Year, Participant Deferral Contributions under the Plan for the Plan Year shall not exceed the limitations on contributions on behalf of Highly Compensated Employees under Section 401(k) of the Code, as provided in this Section. In the event that Deferral Contributions under this Plan on behalf of Highly Compensated Employees for any Plan Year exceed the limitations of this Section for any reason, such excess contributions and any income allocable thereto shall be returned to the Participant or recharacterized as Participant After-Tax Contributions, as provided in Section 5.5.
(a) The Deferral Contributions by a Participant for a Plan Year shall satisfy the Average Deferral Percentage test set forth in (i) below, or the alternative Average Deferral Percentage test set forth in (ii) below.
(i) The “Actual Deferral Percentage” for Eligible Employees who are Highly Compensated Employees for a Plan Year shall not be more than the “Actual Deferral Percentage” of all other Eligible Employees for the Comparison Year multiplied by 1.25, or
(ii) The excess of the “Actual Deferral Percentage” for Eligible Employees who are Highly Compensated Employees for a Plan Year over the “Actual Deferral Percentage” for all other Eligible Employees for the Comparison Year shall not be more than two (2) percentage points, and the “Actual Deferral Percentage” for Eligible Employees who are Highly Compensated Employees for a Plan Year shall not be more than the “Actual Deferral Percentage” of all other Eligible Employees for the Comparison Year multiplied by 2.00.
The “Comparison Year” is the Plan Year being tested.
(b) For the purposes of the limitations of this Section 5.4, the following definitions shall apply:
(i) “Actual Deferral Percentage” means, with respect to Eligible Employees who are Highly Compensated Employees and all other Eligible

Employees for a Plan Year, the average of the ratios, calculated separately for each Eligible Employee in such group, of the amount of Deferral Contributions under the Plan allocated to each Eligible Employee for such Plan Year to such Employee’s “Compensation” for such Plan Year. An Eligible Employee’s Deferral Contributions may be taken into account for purposes of determining his Actual Deferral Percentage for a particular Plan Year only if such Deferral Contributions relate to Compensation that either would have been received by the Eligible Employee in the Plan Year (but for the deferral election), or is attributable to services performed in the Plan Year and would have been received by the Eligible Employee within two and one-half (2½) months after the close of the Plan Year (but for the deferral election), and such Deferral Contributions are allocated to the Eligible Employee as of a date within that Plan Year. For purposes of this rule, an Eligible Employee’s Deferral Contributions shall be considered allocated as of a date within a Plan Year only if (A) the allocation is not contingent upon the Eligible Employee’s participation in the Plan or performance of services on any date subsequent to that date, and (B) the Deferral Contribution is actually paid to the Trust no later than the end of the twelve month period immediately following the Plan Year to which the contribution relates. To the extent determined by the Committee and in accordance with regulations issued by the Secretary of the Treasury, contributions on behalf of an Eligible Employee that satisfy the requirements of Code Section 401(k)(3)(D)(ii) may also be taken into account for the purpose of determining the Actual Deferral Percentage of such Eligible Employee.
(ii) “Compensation” means Compensation determined by the Committee in accordance with the requirements of Section 414(s) of the Code, including, to the extent elected by the Committee, amounts deducted from an Employee’s wages or salary that are excludable from income under Sections 125, 129, 132(f)(4) or 402(e)(3) of the Code.
(c) In the event that as of the last day of a Plan Year this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans which include arrangements under Code Section 401(k), then this Section 5.4 shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such plans were a single plan, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.
(d) For the purposes of this Section, the Actual Deferral Percentage for any Highly Compensated Employee who is a participant under two or more Code Section 401(k) arrangements of the Company or an Affiliated Company shall be determined by taking into account the Highly Compensated Employee’s Compensation under each such arrangement and contributions under each such arrangement which qualify for treatment under Code Section 401(k), in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

(e) For purposes of this Section, the amount of Deferral Contributions by a Participant who is not a Highly Compensated Employee for a Plan Year shall be reduced by any Deferral Contributions in excess of the Deferral Limitation which have been distributed to the Participant under Section 5.6, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.
(f) The determination and treatment of Deferral Contributions and the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. The Committee shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfies such requirements of Code Section 401(k) and the regulations thereunder.
(g) If on account of administrative error or otherwise any limitation of this Section 5.4 may be exceeded, the Committee shall cause to be taken such of the actions permitted by Section 5.5 and Section 5.6 as, and to the extent, it determines necessary so that the limitation shall be satisfied, which actions shall not include the contribution of qualified non-elective contributions.
5.5 Provisions for Disposition of Excess Deferral Contributions by Highly Compensated Employees.
(a) The Committee shall determine, as soon as is reasonably possible following the close of each Plan Year, the extent, if any, to which deferral treatment under Code Section 401(k) may not be available for Deferral Contributions by Highly Compensated Employees. If, pursuant to the determination by the Committee, any or all of a Participant’s Deferral Contributions are not eligible for tax-deferral treatment, then any excess Deferral Contributions and any income for that Plan Year (and to the extent required by the Code, gains and income for the Plan Year in which distributed) allocable thereto shall be disposed of in accordance with (i) or (ii) below.
(i) To the extent permissible under Section 6.3, excess Deferral Contributions by the Highly Compensated Employee in a Plan Year may be recharacterized as After-Tax Contributions for the Plan Year not later than two and one-half (2-1/2) months following the close of the Plan Year. Any recharacterization shall be effective retroactive to the date of the Highly Compensated Employee’s earliest Deferral Contributions during the Plan Year in which the excess Deferral Contributions were made. To the extent required by Treas. Reg. Section 1.401(k)–2(b)(3), Deferral Contributions recharacterized as After-Tax Contributions shall continue to be treated as Deferral Contributions for purposes of Article VIII.
(ii) To the extent a Participant’s Deferral Contributions cannot be recharacterized in accordance with (i) above, any excess Deferral Contributions (and any income allocable thereto) in a Plan Year shall, if administratively feasible, be distributed to the Participant not later than two and one-half (2-1/2) months following the close of the Plan Year in which such excess Deferral

Contributions were made, but in any event no later than the close of the first Plan Year following the Plan Year in which such excess Deferral Contributions were made after withholding any applicable income taxes due on such amounts.
(b) For purposes of this Section, the amount of excess Deferral Contributions to be distributed to a Participant for a Plan Year or recharacterized shall be reduced by the amount of any Deferral Contributions in excess of the Deferral Limitation (for the Participant’s taxable year that ends with or within the Plan Year) which have been distributed to the Participant under Section 5.6, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.
(c) The Committee shall determine the aggregate amount of any excess Deferral Contributions by Highly Compensated Employees for a Plan Year by application of the leveling method set forth in Treasury Regulation Section 1.401(k)–2(b)(2)(ii) under which the Deferral Percentage of the Highly Compensated Employee who has the highest Deferral Percentage for such Plan Year is reduced to the extent required (i) to enable the Plan to satisfy the Actual Deferral Percentage test, or (ii) to cause such Highly Compensated Employee’s Deferral Percentage to equal the Deferral Percentage of the Highly Compensated Employee with the next highest Deferral Percentage. The recharacterization or distribution (as the case may be) of any excess Deferral Contributions shall be made on the basis of the dollar amounts (rather than the individual Deferral Percentages) of the Deferral Contributions by Highly Compensated Employees, beginning with the highest such amount.
(d) For purposes of satisfying the Actual Deferral Percentage test, income allocable to a Participant’s excess Deferral Contributions, as determined under (b) above, shall be determined in accordance with any reasonable method used by the Plan for allocating income to Participant Accounts, provided such method does not discriminate in favor of Highly Compensated Employees and is consistently applied to all Participants for all corrective distributions or recharacterizations under the Plan for a Plan Year. The Committee shall not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by misestimating the amount of any Deferral Contributions in excess of the limitations of this Article V and any income allocable to such excess.
(e) To the extent required by regulations under Section 401(k) or 415 of the Code, any excess Deferral Contributions with respect to a Highly Compensated Employee shall be treated as Annual Additions under Article XIV for the Plan Year for which the excess Deferral Contributions were made, notwithstanding the distribution or recharacterization of such excess in accordance with the provisions of this Section.
5.6 Provisions for Return of Annual Deferral Contributions in Excess of the Deferral Limitation.
(a) In the event that due to error or otherwise, a Participant’s Deferral Contributions under this Plan exceed the Deferral Limitation for any calendar year (but without regard to amounts of compensation deferred under any other plan), excess

Deferral Contributions for the Plan Year, if any, together with any income allocable to such amount for such Plan Year (and to the extent required by the Code, gains and income for the Plan Year in which distributed) shall be distributed to the Participant on or before the first April 15 following the close of the calendar year in which such excess contribution is made. The amount of excess Deferral Contributions that may be distributed to a Participant under this Section for any taxable year shall be reduced by any excess Deferral Contributions previously distributed or recharacterized in accordance with Section 5.5 for the Plan Year beginning with or within such taxable year. The Committee shall not be liable to any Participant or his Beneficiary, if applicable, for any losses caused by misestimating the amount of any Deferral Contributions in excess of the limitations of this Article V and any income allocable to such excess.
(b) If in any calendar year a Participant makes Deferral Contributions under this Plan and additional elective deferrals, within the meaning of Code Section 402(g)(3), under any other plan maintained by the Company or an Affiliated Company, and the total amount of the Participant’s elective deferrals under this Plan and all such other plans exceed the Deferral Limitation, the Company and each Affiliated Company maintaining a plan under which the Participant made any elective deferrals shall notify the affected plans in writing, and corrective distributions of the excess elective deferrals, and any income allocable to such amount for such Plan Year (and, to the extent required by the Code, income allocable to such amount for the Plan Year in which distributed) shall be made from one or more such plans, to the extent determined by the Company and each Affiliated Company. The determination of the amount of a Participant’s elective deferrals for any calendar year shall be made after applying the provisions of Article XIV relating to certain limits on Annual Additions under Section 415 of the Code. All corrective distributions of excess elective deferrals shall be made on or before the first April 15 following the close of the calendar year in which the excess elective deferrals were made.
(c) In accordance with rules and procedures as may be established by the Committee, a Participant may submit a claim to the Committee in which he certifies in writing the specific amount of his Deferral Contributions for the preceding calendar year which, when added to amounts deferred for such calendar year under any other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code (other than a plan maintained by the Company or an Affiliated Company), will cause the Participant to exceed the Deferral Limitation for the calendar year in which the deferral occurred. Any such claim must be submitted to the Committee no later than the March 1 of the calendar year following the calendar year of deferral. To the extent the amount specified by the Participant does not exceed the amount of the Participant’s Deferral Contributions under the Plan for the applicable calendar year, the Committee shall treat the amount specified by the Participant in his claim as a Deferral Contribution in excess of the Deferral Limitation for such calendar year and return such excess and any income allocable thereto to the Participant, as provided in (a) above. In the event that for any reason such Participant’s Deferral Contributions in excess of the Deferral Limitation for any calendar year are not distributed to the Participant by the time prescribed in (a) above, such excess shall be held in the Participant’s Before-Tax Contribution Account or Roth Contribution Account until distribution can be made in accordance with the provisions of this Plan.
(d) To the extent required by regulations under Section 402(g) or 415 of the Code, Deferral Contributions with respect to a Participant in excess of the Deferral Limitation shall be treated as Annual Additions under Article XIV for the Plan Year for which the excess contributions were made, notwithstanding the distribution of such excess in accordance with the provisions of this Section.
5.7 Character of Amounts Contributed as Before-Tax Contributions.
Unless otherwise specifically provided to the contrary in this Plan, amounts deferred pursuant to a Participant’s election to make Before-Tax Contributions in accordance with Section 5.1 (and which qualify for treatment under Code Section 401(k) and are contributed to the Trust Fund pursuant to Article VI) shall be treated, for federal and state income tax purposes, as Participating Company contributions.
5.8 Rollover Contributions.
Effective as of an Eligible Employee’s Employment Commencement Date, or such later date as may be determined by the Committee, amounts, if any, distributed to such Eligible Employee or payable to such Eligible Employee from another plan that satisfies the requirements of Code Section 401(a), or held in an individual retirement account which is attributable solely to a rollover contribution within the meaning of Code Section 408(d)(3), may be transferred to this Plan, including by direct rollover from another plan that satisfies the requirements of Code Section 401(a), and credited to the Participant’s Transfer/Rollover Account in accordance with Code Section 402 and rules which the Committee shall prescribe from time to time; provided, however, the Committee determines that the continued qualification of this Plan under Code Section 401(a) or 401(k) would not be adversely affected by such transfer, or would cause this Plan to become a “transferee plan,” within the meaning of Code Section 401(a)(11). Amounts, if any, distributed to such Eligible Employee or payable to such Eligible Employee from (i) a qualified plan described in Section 401(a) or 403(a) of the Code (including after-tax employee contributions), (ii) an annuity contract described in Section 403(b) of the Code (excluding after-tax employee contributions), (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and (iv) an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includable in gross income, may be transferred to this Plan and credited to the Participant’s Transfer/Rollover Account in accordance with Code Section 402 and rules which the Committee shall prescribe from time to time. Any amounts transferred in accordance with this Section 5.8, which shall be in cash, shall not be subject to distribution to the Participant except as expressly provided under the terms of this Plan. The Plan will accept rollover contributions to the Plan from Roth elective deferral accounts under another qualified plan described in Code Section 401(a) or 403(a) but will not accept rollover contributions from an individual retirement account or annuity describe in Code Section 408(a) or 408(b).
ARTICLE VI
COMPANY CONTRIBUTIONS
6.1 General.
Subject to the requirements and restrictions of this Article VI and Article XIV, and subject also to the amendment or termination of the Plan or the suspension or discontinuance of contributions as provided herein, a Participating Company shall contribute for each Participant who is an Employee of such Participating Company, as follows:
(a) Company Automatic Contributions.
(i) On and after July 6, 2015. In the case of a Participating Company, for each pay period of each Plan Year commencing on and after July 6, 2015 (including Employees of Fisher-Price Inc.), an amount to the Participant’s Company Contributions Account equal to a percentage of the Participant’s Compensation during such pay period according to the Participant’s attained age as of the last day of the preceding month, as follows:
        Age as of Last Day
        of Preceding Month Percentage of Compensation
        Under 40 3%
        40 – 44 4%
        45 – 49 5%
        50 – 54 6%
        55+ 7%
(ii) Prior to July 6, 2015. In the case of a Participating Company other than Fisher-Price, Inc. (except as provided below with regard to former

Kransco employees), for each month of each Plan Year commencing on and after April 1, 1997 (July 1, 2003 for Employees of the American Girl, Inc. Participating Company) and prior to July 6, 2015, an amount to the Participant’s Company Contributions Account equal to a percentage of the Participant’s Compensation during such month according to the Participant’s attained age as of the last day of the preceding month, as follows:
        Age as of Last Day
        of Preceding Month Percentage of Compensation
        Under 30 3%
        30 – 39 4%
        40 – 44 5%
        45 – 49 6%
        50 – 54 7%
        55+ 8%
Individuals who were employees of Kransco at the time the Company acquired Kransco and who worked at the Fort Wayne location or worked remotely and reported into the Fort Wayne location and who participate in the Plan in accordance with Article III are eligible for Company Automatic Contributions in accordance with this Section if employed by any Participating Company.
Notwithstanding the foregoing, effective on and after January 1, 2012, an Eligible Employee of Fisher Price Inc. who is not permitted to participate in the Fisher Price Pension Plan (or any successor plan) on or after January 1, 2012 due to the freezing of participation under that plan, shall be eligible to receive a Company Contribution allocation in accordance with this Section 6.1(a) which contribution shall be allocated to Participant Accounts as soon as administratively practicable following the end of the month for which such Company Contribution is due. An Eligible Employee of Fisher Price Inc. who is eligible to receive Company Contributions as of January 1, 2012 and whose hire date is between July 2, 2010 and December 31, 2011 shall receive a Company Contribution allocation no later than March 31, 2012 equal to the sum of the monthly Company Contributions that would have been earned from the date such Eligible Employee became a Participant in the Plan through December 31, 2011 if such Participant had been eligible to receive Company Contributions for such period, adjusted for interest at a rate of 4% per annum from the date the Company Contribution would have been allocated to the Participant’s Account to the date the Company Contribution is actually allocated to the Participant’s Account.
(b) Employee Before-Tax Contributions and Roth Contributions. An amount to the Participant’s Before-Tax Contributions Account that is equal to the amount of the Participant’s Before-Tax Contributions pursuant to Section 5.1 and that qualifies for tax treatment under Code Section 401(k), and an amount to the Participant’s Roth Contribution Account that is equal to the amount of the Participant’s Roth Contributions pursuant to Section 5.2(e) and that qualifies for tax treatment under Code Section 402A.

The Committee shall establish rules and procedures in accordance with Code Section 402A for the administration of Roth Contributions.
(c) Company Matching Contributions Prior to July 6, 2015. For each pay period of each Plan Year commencing prior to July 6, 2015, an amount to the Participant’s Company Matching Account that is the sum of the amounts in (i) and (ii) below:
(i)  A dollar amount equal to 100% of the first 2% of Compensation the Participant elects to contribute to the Plan as Before-Tax, After-Tax and Roth Contributions pursuant to Section 5.1.
(ii)  A dollar amount equal to 50% of the next 4% of Compensation the Participant elects to contribute to the Plan as Before-Tax, After-Tax and Roth Contributions pursuant to Section 5.1.
The maximum Company Matching Contribution pursuant to this Section 6.1(c) shall be 4% of the Participant’s Compensation (such Compensation to be determined prior to reduction for contributions pursuant to Section 5.1).

(d) Company Matching Contributions on and after July 6, 2015. For each pay period of each Plan Year commencing on and after July 6, 2015, an amount to the Participant’s Company Matching Account that is the dollar amount equal to 50% of the first 6% of Compensation the Participant elects to contribute to the Plan as Before-Tax, After-Tax and Roth Contributions pursuant to Section 5.1.
The maximum Company Matching Contribution pursuant to this Section 6.1(d) shall be three percent (3%) of the Participant’s Compensation (such Compensation to be determined prior to reduction for contributions pursuant to Section 5.1).
6.2 Requirement for Net Profits.
Contributions by a Participating Company shall be made without regard to current or accumulated profits for the year; provided, however, that the Plan is intended to be designed to qualify as a profit sharing plan for purposes of Sections 401(a) et. seq. of the Code.
6.3 Special Limitations on After-Tax Contributions and Company Matching Contributions.
With respect to each Plan Year, After-Tax Contributions and Company Matching Contributions under the Plan for the Plan Year shall not exceed the limitations on contributions on behalf of Highly Compensated Employees under Section 401(m) of the Code, as provided in this Section. For purposes of this Section, excess Deferral Contributions recharacterized as After-Tax Contributions after the close of a Plan Year shall be treated as After-Tax Contributions in a Plan Year as provided in Section 5.5(a)(i). In the event that After-Tax Contributions and Company Matching Contributions under this Plan on behalf of Highly Compensated Employees for any Plan Year exceed the limitations of this Section for any reason, such excess contributions and any income allocable thereto shall be disposed of in accordance with Section 6.4. For purposes of this Section 6.3, the meaning of the term “Compensation” shall be as defined in Section 5.4(b).
(a) After-Tax Contributions and Company Matching Contributions on behalf of Participants under Section 6.1(c) for a Plan Year shall satisfy the Average Contribution Percentage test set forth in (i) below, or the Average Contribution Percentage test set forth in (ii) below:
(i) The “Average Contribution Percentage” for Eligible Employees who are Highly Compensated Employees for a Plan Year shall not be more than the “Average Contribution Percentage” of all other Eligible Employees for the Comparison Year multiplied by 1.25, or
(ii) The excess of the “Average Contribution Percentage” for Eligible Employees who are Highly Compensated Employees for a Plan Year over the “Average Contribution Percentage” for all other Eligible Employees for the Comparison Year shall not be more than two (2) percentage points, and the “Average Contribution Percentage” for Eligible Employees who are Highly Compensated Employees for a Plan Year shall not be more than the “Average Contribution Percentage” of all other Eligible Employees for the Comparison Year multiplied by 2.00.
The “Comparison Year” is the Plan Year being tested.
(b) For purposes of this Section, “Average Contribution Percentage” means, with respect to a group of Eligible Employees for a Plan Year, the average of the “Contribution Percentage,” calculated separately for each Eligible Employee in such group. The “Contribution Percentage” for any Eligible Employee is determined by dividing the sum of After-Tax Contributions during the Plan Year and Company Matching Contributions under the Plan on behalf of each Eligible Employee for such Plan Year, by such Eligible Employee’s Compensation for such Plan Year. “Company Matching Contributions” for purposes of the Average Contribution Percentage test shall include a Company Matching Contribution only if it is allocated to the Participant’s Company Matching Contributions Account during the Plan Year and is paid to the Trust Fund by the end of the twelfth month following the close of the Plan Year. To the extent determined by the Committee and in accordance with regulations issued by the Secretary of the Treasury under Code Section 401(m)(3), the Before-Tax Contributions and Roth Contributions on behalf of an Eligible Employee and any “qualified nonelective contributions,” within the meaning of Code Section 401(m)(4)(c), on behalf of an Eligible Employee may also be taken into account for purposes of calculating the

Contribution Percentage of such Eligible Employee, but shall not otherwise be taken into account. However, any Company Matching Contributions taken into account for purposes of determining the Actual Deferral Percentage of an Eligible Employee under Section 5.4(a) shall not be taken into account under this Section 6.3.
(c) In the event that as of the last day of a Plan Year this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section 6.3 shall be applied by determining the Contribution Percentages of Eligible Employees as if all such plans were a single plan, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(m) of the Code.
(d) For the purposes of this Section, the Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee under two or more Code Section 401(a) plans of the Company or an Affiliated Company to the extent required by Code Section 401(m), shall be determined in a manner taking into account the participant contributions and matching contributions for such Eligible Employee under each of such plans.
(e) The determination of the Contribution Percentage of any Participant shall be made after first applying the provisions of Article XIV relating to certain limits on Annual Additions under Section 415 of the Code, then applying the provisions of Section 5.6 relating to the return of Deferral Contributions in excess of the Deferral Limitation, then applying the provisions of Section 5.5 relating to certain limits under Section 401(k) of the Code imposed on Deferral Contributions of Highly Compensated Employees, and last, applying the provisions of Section 6.5 relating to the forfeiture of Company Matching Contributions attributable to excess Before-Tax, Roth or After-Tax Contributions.
(f) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. The Committee shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfies the requirements of Code Section 401(m) and the regulations thereunder, in accordance with such regulations.
(g) If on account of administrative error or otherwise any limitation of this Section 6.3 may be exceeded, the Committee shall cause to be taken such of the actions permitted by Section 6.4 as, and to the extent, it determines necessary so that the limitation shall be satisfied, which actions shall not include the contribution of qualified non-elective contributions.
6.4 Provision for Return of Excess After-Tax Contributions and Company Matching Contributions on Behalf of Highly Compensated Employees.

(a) The Committee shall determine, as soon as is reasonably possible following the close of the Plan Year, the extent (if any) to which After-Tax and Company Matching Contributions on behalf of Highly Compensated Employees may cause the Plan to exceed the limitations of Section 6.3 for such Plan Year. If, pursuant to the determination by the Committee, After-Tax and Company Matching Contributions on behalf of a Highly Compensated Employee may cause the Plan to exceed such limitations, then the Committee shall take the following steps:
(i) First, any excess After-Tax Contributions that were not matched by Company Matching Contributions, and any income allocable thereto, shall be distributed to the Highly Compensated Employee (after withholding any applicable income taxes on such amounts).
(ii) Second, if any excess remains after the provisions of (i) above are applied, to the extent necessary to eliminate the excess, any excess After-Tax Contributions that were matched by Company Matching Contributions, and any income allocable thereto, shall be distributed to the Highly Compensated Employee (after withholding any applicable income taxes on such amounts). Any corresponding Company Matching Contributions on such refunded After-Tax Contributions shall be forfeited.
(iii) Third, if any excess remains after the provisions of (i) and (ii) above are applied, to the extent necessary to eliminate the excess, Company Matching Contributions on behalf of the Highly Compensated Employee, and any income allocable thereto, shall be forfeited, to the extent forfeitable under the Plan, or distributed to the Highly Compensated Employee, to the extent non-forfeitable under the Plan (after withholding any applicable income taxes on such amounts).
(iv) If administratively feasible, excess After-Tax Contributions and Company Matching Contributions which are nonforfeitable under the Plan, including any income allocable thereto, shall be distributed to Highly Compensated Employees, or, to the extent forfeitable, forfeited, within two and one-half (2-1/2) months following the close of the Plan Year for which the excess Contributions were made, but in any event no later than the end of the first Plan Year following the Plan Year for which the excess Contributions were made, notwithstanding any other provision in this Plan. Amounts of excess Company Matching Contributions forfeited by Highly Compensated Employees under this Section, including any income allocable thereto, shall be applied, to the maximum extent practicable, to reduce Company Matching Contributions for the Plan Year for which such excess Contributions were made and thereafter shall be applied as soon as possible to reduce Company Matching Contributions for succeeding Plan Years.
(b) The Committee shall determine the amount of any excess After-Tax Contributions and Company Matching Contributions made by or on behalf of Highly

Compensated Employees for a Plan Year by application of the leveling method set forth in Treasury Regulation Section 1.401(m)–2(b)(2) under which the Contribution Percentage of the Highly Compensated Employee who has the highest such Contribution Percentage for such Plan Year is reduced, to the extent required (i) to enable the Plan to satisfy the Average Contribution Percentage test, or (ii) to cause such Highly Compensated Employee’s Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. The distribution or forfeiture (as the case may be) of any excess After-Tax Contributions or Company Matching Contributions shall be made on the basis of dollar amounts (rather than the individual Contribution Percentages) of the After-Tax Contributions and Company Matching Contributions by Highly Compensated Employees beginning with the highest such amounts.
(c) For purposes of satisfying the Average Contribution Percentage test, income allocable to a Participant’s excess After-Tax Contributions or Company Matching Contributions, as determined under (b) above, shall be determined by applying procedures comparable to those provided under Section 5.5. Any distribution of an excess contribution pursuant to this Section 6.4 shall include any Trust gains or other income allocable to the distributed contribution while held in the Trust (but need not include Trust gains and income for the Plan Year in which distributed except to the extent required by the Code).
(d) To the extent required by regulations under Section 414(m) or 415 of the Code, any excess After-Tax Contributions or Company Matching Contribution forfeited by or distributed to a Highly Compensated Employee in accordance with this Section shall be treated as an Annual Addition under Article XIV for the Plan Year for which the excess contribution was made, notwithstanding such forfeiture or distribution.
6.5 Forfeiture of Company Matching Contributions Attributable to Excess Deferrals or Contributions.
To the extent any Company Matching Contributions allocated to a Participant’s Company Matching Contributions Account are attributable to excess Deferral Contributions required to be distributed to the Participant in accordance with Section 5.5 or 5.6, or excess After-Tax Contributions required to be distributed to the Participant in accordance with Section 6.4, such Company Matching Contributions, including any income allocable thereto, shall be forfeited, notwithstanding that such Company Matching Contributions may otherwise be nonforfeitable under the terms of the Plan. Any Company Matching Contributions forfeited by a Participant in accordance with this Section 6.5 shall be applied to reduce Company Matching Contributions.

ARTICLE VII
PARTICIPANT ACCOUNTS AND ALLOCATIONS
7.1 General.
All contributions under this Plan shall be held in the Trust Fund. All gains, losses, dividends and other property acquisitions and/or transfers that occur with respect to the Trust Fund shall be held, charged, credited, debited or otherwise accounted for under said fund on an unallocated basis until allocated to Participants’ Accounts as of a Valuation Date as provided under this Plan or otherwise used or applied in accordance with the provisions of this Plan.
7.2 Participants’ Accounts.
In order to account for the allocated interest of each Participant in the Trust Fund, there shall be established and maintained separate Accounts.
7.3 Revaluation of Participants’ Accounts.
As of each Valuation Date, the Accounts of each Participant shall be revalued so as to reflect a proportionate share in any increase or decrease in the fair market value of the assets in the Trust Fund as of that date as compared with the value of the assets in the Trust Fund as of the immediately preceding Valuation Date. The valuation and allocation provisions of this Section 7.3 shall be applied and implemented in accordance with the following rules:
(a) As of each Valuation Date the Accounts holding such assets shall be revalued so as to reflect to each such Account a proportionate share in the net income or loss of the assets since the immediately preceding Valuation Date.
(b) The Company, Committee and Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of a Participant’s Accounts shall at any time equal or exceed the amount previously contributed thereto.
7.4 Treatment of Accounts Following Termination of Employment.
Following a Participant’s termination of employment, pending distribution of the Participant’s Distributable Benefit pursuant to the provisions of Article VIII below, the Participant’s Plan Accounts shall continue to be maintained and accounted for in accordance with all applicable provisions of this Plan.
7.5 Accounting Procedures.

The Committee and the Trustee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants’ Accounts provided for in this Article VII. From time to time the Committee and Trustee may modify such accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article VII.
ARTICLE VIII
VESTING; PAYMENT OF PLAN BENEFITS
8.1 Vesting.
Each Participant’s vested interest in his Accounts shall be determined as follows:
(a) Fully Vested Accounts. Each Participant shall at all times be one hundred percent (100%) vested in his Before-Tax Contributions Account, his After-Tax Contributions Account, his Roth Contributions Account, his Transfer/Rollover Account and any Qualified Non-elective Contributions (“QNEC”) Account established under the Plan.
(b) Company Matching and Company Contributions Accounts.
(i) Three-Year Vesting Schedule. Except as otherwise provided in this Section 8.1, each Participant shall become vested in his Company Matching Account and his Company Contributions Account as follows (the “3-Year Vesting Schedule”):
        Number of Vesting
        Years of Service Percentage
        Less than 3 0%
        3 or more 100%
provided, however, if the Participant was eligible to participate in the Plan before April 1, 2000 and had two (2) Years of Service as of April 1, 2000, the 3-Year Vesting Schedule shall be modified as follows:
        Number of Vesting
        Years of Service Percentage
        Less than 2 0%
        2 25%
        3 or more 100%

(ii) Five-Year Vesting Schedule Prior to April 1, 2000. Notwithstanding the foregoing, if the Participant participated in the Plan before April 1, 2000 and was not an Employee on April 1, 2000, the Participant’s vested interest (if any) in his Company Matching Account and his Company Contributions Account shall be determined under the following table (the “5-Year Vesting Schedule”):
        Number of Vesting
        Years of Service Percentage
        Less than 2 0%
        2 25%
        3 50%
        4 75%
        5 or more 100%
The 3-Year Vesting Schedule shall not apply to such Participant until such Participant resumes employment as an Employee after April 1, 2000, in which event:

(A) The 3-Year Vesting Schedule shall apply to the portion of his Company Matching Account and his Company Contributions Account that is attributable to his post-March 31, 2000 participation in the Plan (if any); and

(B) The 3-Year Vesting Schedule shall apply to the remainder of his Company Matching Account and his Company Contributions Account only (A) if the 5-Year Vesting Schedule had not been applied to forfeit any of his Company Matching Account or his Company Contributions Account prior to his resumption of employment or (B) if the 5-Year Vesting Schedule had been so applied, there has been a restoration of the resulting forfeited amount pursuant to Section 8.14 following his resumption of employment.

(iii) One Hundred Percent Vesting.
Notwithstanding the foregoing, each Participant shall be one hundred percent (100%) vested in certain Accounts as follows:

(A) Each Participant who completed an Hour of Service prior to July 1, 1989 shall at all times be one hundred percent (100%) vested in his Company Contributions Account.

(B) A Participant shall become one hundred percent (100%) vested in his Company Matching Account and his Company Contributions Account upon attainment of Normal Retirement Date while an Employee,

or in the event of death or Total and Permanent Disability while an Employee.

(C) Each Participant shall at all times be one hundred percent (100%) vested in the account(s) noted in the following chart if the Participant was eligible to participate in the corresponding plan (or was employed at the corresponding division or facility) as of the corresponding date:

Plan Name/Division Location	Date	Account
Fisher-Price, Inc. Matching Savings Plan	3/31/97	Company Matching Account
Tyco Toys, Inc. 401(k) Savings Plan	1/1/98	Tyco Before-Tax Contributions Account Tyco Matching Contributions Account
Print Paks, Inc. 401(k) Plan	1/31/99	Print Paks Before-Tax Contributions Account Print Paks Matching Contributions Account
Mattel-Fort Wayne Hourly 401(k) Plan	12/14/00	Fort Wayne Before-Tax Contributions Account Fort Wayne Matching Account Fort Wayne Nonelective Account
Pleasant Company Retirement Savings Plan	9/30/01	Pleasant Plan Matching Contributions Account
Mattel-Customer Care Center; Phoenix, Arizona division	3/27/01	Company Matching Account Company Contributions Account
Mattel operations-Murray division	4/3/01	Company Matching Account Company Contributions Account
Mattel-Hebron, Kentucky division	4/24/01	Company Matching Account Company Contributions Account
Eau Claire, Wisconsin facility of American Girl, Inc.	1/1/04	Company Matching Account Company Contributions Account
Mount Laurel, NJ facility	1/1/04	Company Matching Account Company Contributions Account
Tyco Manufacturing Retirement Plan	1/1/07	Tyco Retirement Account
HiT Entertainment, Inc. 401(k) Plan	2/1/12	HiT Matching Contribution Account
The MEGA Brands America, Inc. 401(k) Savings Plan	12/31/14	MEGA Company Account
(D) All former participants in the HiT Entertainment, Inc. 401(k) Plan who were not actively employed by HiT Entertainment , Inc. as of February 1, 2012 who (1) are hired by the Company after February 1, 2012, or (2) have a HiT Matching Contribution Account that has not been forfeited or that has been reinstated under the terms of the Plan, shall be fully vested in their HiT Employer Matching Contribution Account as of the later of the date of rehire or the date the account is reinstated.
8.2 Distribution Upon Retirement.
(a) Normal and Late Retirement. A Participant may retire from the employment of the Company on his Normal Retirement Date. Subject to the required distribution rules under (b) below, if the Participant continues in the service of the Company beyond his Normal Retirement Date, he shall continue to participate in the Plan in the same manner as Participants who have not reached their Normal Retirement Dates. At the subsequent termination of the Participant’s employment on his late retirement date, his Distributable Benefit shall be based upon the value of his Accounts as of the applicable Valuation Date determined with reference to the date of distribution. After a Participant has reached his Normal Retirement Date, any termination of the Participant’s employment (other than by reason of death or disability) shall be deemed a Normal Retirement.
(b) Timing of Distribution. Upon Normal Retirement a Participant shall be entitled to a distribution of his Distributable Benefit in the Trust Fund. Subject to the provisions of Section 8.17 (regarding the cash out of small amounts), such distribution shall be made or commence to be made as soon as practicable following the date specified by the Participant in a written election filed with the Plan Administrator; provided that, in no event shall distribution be delayed beyond the time specified in Section 8.5(a) in accordance with the requirements of Code Section 401(a)(9).
(c) Minimum Distributable Amount. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(i) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in U.S. Treasury Regulations section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the first distribution calendar year; or
(ii) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in U.S. Treasury Regulations section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the first distribution year.
Required minimum distributions will be determined under this Section 8.2(c) beginning with the first distribution calendar year and continue through the end of the distribution calendar year that includes the Participant’s date of death; provided that life expectancies shall not be recalculated each year but shall be determined by taking the life expectancy in the first distribution calendar year reduced by one for each subsequent year.

8.3 Distribution Upon Death Prior to Termination of Employment.
(a) Distribution Upon Death. Upon the death of a Participant during his employment, the Committee shall direct the Trustee to make a distribution of the Participant’s Distributable Benefit in the Trust Fund in a single lump sum to the Beneficiary designated by the deceased Participant, or as otherwise determined under Section 8.9. A Participant who dies on or after January 1, 2007 while performing qualified military service, as defined in Code Section 414(u), shall be deemed to have died during his employment for purposes of this subparagraph.
(b) Timing of Payment to Beneficiary. If the Participant’s Beneficiary is not the Participant’s surviving Spouse, such death benefits shall be distributed to the non-spouse Beneficiary as soon as administratively feasible following the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, such death benefits shall be distributed to the surviving Spouse Beneficiary at such time as the Beneficiary elects, but not later than December 31 of the calendar year immediately following the calendar year in which the Participant died, or if later, December 31 of the calendar year in which the Participant would have attained age 70½.
If there is no designated Beneficiary of a deceased Participant as of September 30 of the year following the year of the Participant’s death, all death benefits payable with respect to the deceased Participant shall be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The “designated Beneficiary” of a Participant for purposes of this Section 8.3 and Section 8.4 shall mean the individual who is designated as the Participant’s Beneficiary under Section 8.9 and who satisfies the requirements to constitute a designated beneficiary under Code Section 401(a)(9) and U.S. Treasury Regulations section 1.401(a)(9)-1, Q&A-4.

8.4 Death After Termination of Employment.
(a) Upon the death of a former Participant after his retirement or other termination of employment, but prior to the distribution of the Participant’s Distributable Benefit in the Trust Fund to which he is entitled, the balance of the Distributable Benefit to which the Participant was entitled shall be distributed to the Participant’s Beneficiary as provided in Section 8.3.
(b) If the Participant dies on or after the date distributions begin, all death benefits calculated in accordance with Section 8.4(a) shall be paid to the designated Beneficiary, or as otherwise determined under Section 8.9, as soon as administratively practicable following the Participant’s death.
8.5 Termination of Employment.

(a) Subject to the provisions of Section 8.5(b) and Section 8.17 (regarding the cash out of small amounts), if a Participant’s employment for the Company and all Affiliated Companies terminates prior to his Normal Retirement Date, his Distributable Benefit in the Trust Fund shall be paid as soon as administratively feasible following any date specified by the Participant in a written election filed with the Plan Administrator; provided that, distribution shall begin to be made in accordance with Section 8.2(c) to a Participant who is not a “5-percent owner” (within the meaning of Section 401(a)(9) of the Code) no later than April 1 of the calendar year following the later of the calendar year in which the Participant (i) attains age seventy and one-half (70-1/2) or (ii) separates from service with the Company or an Affiliated Company. Notwithstanding the foregoing, in the case of a Participant who is a “5-percent owner” (within the meaning of Section 401(a)(9) of the Code) distribution shall be made or commence to be made not later than April 1 following the calendar year in which such Participant attains age 70-1/2, whether or not the Participant’s employment has terminated.
Notwithstanding the foregoing, a Participant or Beneficiary who would have been required to receive required minimum distributions for a year as described in this Section 8.5(a) but for the enactment of Code Section 401(a)(9)(H) (“Waived Distributions”), and who would have satisfied that requirement by receiving such Waived Distributions, will not receive those distributions for any calendar year in which such distributions are waived pursuant to Code Section 401(a)(9)(H) unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the Waived Distributions. Participants and Beneficiaries may not elect to receive Waived Distributions in a direct rollover as described in Section 8.8.

(b) If the Participant makes a valid written election in accordance with (c) below, payment of his Distributable Benefit pursuant to this Section 8.5 may be made on any date which is not later than sixty (60) days after the close of the Plan Year in which occurs the later of (i) the Participant’s termination of employment with the Company and all Affiliated Companies, or (ii) a date specified by the Participant in the valid written election filed by the Participant, to the extent administratively feasible. For purposes of Section 72(t) of the Code, any distribution to a Participant in accordance with this Section 8.5 during or following the year in which he attains age fifty-five (55) shall be deemed to be on account of an event enumerated in Code Section 72(t)(2).
(c) Any written election by a Participant to receive payment of his Distributable Benefit shall not be valid unless such election is made both (i) after the Participant receives a written notice advising him of his right to defer payment and (ii) within the ninety (90) day period ending on the Participant’s “Benefit Starting Date.” The notice to the Participant advising him of his right to defer payment shall be given no less than thirty (30) nor more than ninety (90) days prior to the Participant’s Benefit Starting Date. For purposes of this Subsection (c), “Benefit Starting Date” shall mean the first day of the first period for which the Participant’s Distributable Benefit is paid. Notwithstanding the foregoing, payment of the Participant’s Distributable Benefit may commence less than thirty (30) days after receipt of the notice, provided that the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect to receive payment and the Participant, after receiving the notice, affirmatively elects to receive payment.
(d) In the event a Participant is not fully vested in all of his Company Contributions Account or Company Matching Account under the Plan, the portion of such Accounts which is not vested shall be forfeited as of the earlier of the date the vested portion of such Accounts is completely distributed to him or the date he incurs five (5) consecutive one-year Periods of Severance.
(e) Notwithstanding the foregoing, if a Participant ceases to be an Employee by reason of the disposition by the Company or an Affiliated Company of either (i) substantially all of the assets used by the Company or an Affiliated Company, as the case may be, in a trade or business, or (ii) the interest of the Company or an Affiliated Company, as the case may be, in a subsidiary, such Participant shall be entitled to distribution of his Distributable Benefit as if, for purposes of this Plan only, such event constitutes a termination of employment.
8.6 Withdrawals.
(a) General. While he is still an Employee, a Participant may withdraw amounts from his Accounts under the Plan in accordance with rules of uniform application which the Committee may from time to time prescribe consistent with the provisions of this Section 8.6; provided, however, except as otherwise provided in this Section, a withdrawal must be for at least $200 (or the entire amount available for withdrawal, if less). A withdrawal shall be made from the Participant’s Accounts in the following order, in each case up to the amount available for withdrawal in such Accounts: (i) After-Tax Contributions Account; (ii) Transfer/Rollover Account; (iii) HiT Matching Contribution Account; (iv) Mega Company Account; (v) Prior Employer Account (vi) Company Matching Account, (vii) Company Contributions Account; (viii) Before-Tax Contributions Account; and (ix) QNEC Account. A Participant may make a separate election to withdraw from his Roth Contribution Account in accordance with rules established by the Committee. Disbursement of withdrawals shall be as soon as administratively practicable after the submission of a request for withdrawal in a form satisfactory to the Committee. Payment of a withdrawal shall be made in cash and shall be allocated pro rata among the Participant’s investment fund subaccounts, including any Company Stock subaccount. In no event may any amount be withdrawn by a Participant in accordance with this Section 8.6 after he ceases to be an Employee.
(b) Withdrawals Following Total and Permanent Disability. A Participant who is determined to have a Total and Permanent Disability and who is ineligible to make further contributions under Section 5.1 shall be eligible to receive a withdrawal of all or any portion of the Participant’s vested Accounts at any time.

(c) Withdrawals from Transfer/Rollover Account. A Participant shall be eligible to receive a withdrawal from the Participant’s Transfer/Rollover Account at any time.
(d) Withdrawals from After-Tax Account A Participant shall be eligible to receive a withdrawal from the Participant’s After-Tax Contribution Account at any time; provided that After-Tax Contributions made within the preceding six months to the Plan which were matched by Company Matching Contributions may not be withdrawn from such Account.
(e) Withdrawals from Before-Tax Account. A Participant may make a withdrawal from his Before-Tax Contributions Account after attaining age 59-1/2 or following a determination by the Committee that the withdrawal is necessary to relieve a hardship of the Participant or his family as described in this Section 8.6(e). A Participant may receive a withdrawal due to hardship only if the withdrawal both is made due to an immediate and heavy financial need of the Participant within the meaning of (i) below and is necessary to satisfy such financial need within the meaning of (ii) below.
(i) Immediate and Heavy Financial Need. For purposes of this Section 8.6(e), a withdrawal will be considered to be on account of an immediate and heavy financial need of the Participant only if the withdrawal is for:

(A) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) for the Participant, or the Participant’s Spouse, primary beneficiaries or dependents (as defined in Section 152 of the Code);

(B) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(C) Payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the Participant, or his Spouse, primary beneficiaries, children, or dependents (as defined under Code Section 152 without regard to Section 152(b)(1), (b)(2) and (d)(1)(B));

(D) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on such residence;

(E) Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152 without regard to Section 152(d)(1)(B);

(F) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(G) Such other deemed immediate and heavy financial needs as are set forth by the Internal Revenue Service through the publication of revenue rulings, notices, and other documents of general applicability.

(ii) Necessary to Satisfy a Financial Need. For purposes of this Section 8.6(e), a distribution shall be considered to be necessary to satisfy an immediate and heavy financial need of the Participant only if all of the following conditions are satisfied:

(A) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, which may include amounts necessary to pay federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(B) the Participant has obtained all distributions (other than hardship distributions) and all non-taxable loans (at the time of the loan) currently available under all plans maintained by the Company; provided that, effective as of January 1, 2019 a Participant is not required to obtain all non-taxable loans available under the Plan before taking a hardship withdrawal; and

(C) for hardship distributions requested prior to January 1, 2019, the Participant’s Before-Tax Contributions, Roth Contributions and After-Tax Contributions to the Plan are suspended for six (6) months following the receipt of the hardship distribution; and

(D) the Committee receives a written representation from the Participant that the Participant’s financial need cannot reasonably be relieved (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant’s assets, (3) by cessation of Before-Tax Contributions, Roth Contributions and After-Tax Contributions under the Plan, (4) by other currently available distributions and nontaxable (at the time of the loan) loans under plans maintained by the employer or by any other employer; or (5) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

Notwithstanding the foregoing, the amount of any hardship withdrawal shall not exceed a Participant’s ‘distributable amount,’ which consists of the total of such Participant’s Before-Tax Contributions as of the date of the hardship withdrawal, including earnings credited thereon before December 31, 1988 (if any), reduced by the amount of any previous hardship withdrawals. The Committee will determine whether a hardship withdrawal satisfies the foregoing standards in a uniform and nondiscriminatory manner consistent with Code Section 401(k) and the regulations promulgated thereunder.

(f) Withdrawal from Company Contributions Account. A Participant may receive a withdrawal from the vested portion of his Company Contributions Account after attaining age 59-1/2 or a determination by the Committee that the withdrawal is necessary to relieve a hardship of the Participant or his family within the meaning of Section 8.6(e) of the Plan.
(g) Withdrawal from Company Matching Account. A Participant may receive a withdrawal from the vested portion of his Company Matching Account (i) at any time, provided that, the withdrawal must be attributable to Company Matching Contributions made more than two (2) years preceding the withdrawal, or (ii) after the Participant has completed an aggregate of at least sixty (60) months of participation in this Plan and a predecessor plan as of the date of withdrawal, or (iii) after the Participant has attained age 59½.
(h) Withdrawal Following Age 70½. Notwithstanding anything in this Article to the contrary, a Participant can elect to receive all or any portion of his vested Accounts once such Participant attains age 70½.
(i) Withdrawal for Participant in the Uniformed Services. During any period the Participant is performing service in the uniformed services described in Code Section 3401(h)(2)(A), such Participant shall be eligible to elect to receive a withdrawal from the Participant’s Before-Tax Contributions Account or Roth Contribution Account prior to attaining age 59½. Such distribution shall be limited to the amount credited to the Participant’s Before-Tax Contributions Account plus the Participant’s Roth Contributions Account minus any earnings credited to such accounts after December 31, 1988 and is not limited by the $200 minimum in Section 8.6(a). If a Participant elects to receive a distribution in accordance with this subparagraph, the Participant may not make Before-Tax Contributions, Roth Contributions or After-Tax Contributions during the 6-month period beginning on the date of distribution.
(j) Qualified Reservist Distribution. Effective on and after January 1, 2011, pursuant to Code Section 401(k)(2)(B)(i)(V), an individual who is a member of a reserve component who is called to active duty either for a period in excess of 179 days or for an indefinite period of time may elect to receive a “qualified reservist distribution” as defined in Code Section 72(t)(2)(G)(iii) which distribution shall not be subject to the otherwise applicable 10-percent excise tax of Code Section 72(t)(1) on early distributions and is not limited by the $200 minimum in Section 8.6(a).
(k) Withdrawals from Roth Contribution Account. A Participant may receive a withdrawal of all or any portion of the Participant’s Roth Contribution Account after attaining age 59-1/2 or a determination by the Committee that the withdrawal is necessary to relieve a hardship of the Participant or his family within the meaning of Section 8.6(e) of the Plan. Any distribution due to hardship may not include any earnings in a Participant’s Roth Contribution Account.
(l) Withdrawal from Other Accounts: A Participant may receive a withdrawal from his MEGA Company Account, HiT Matching Contribution Account, Prior Employer Contribution Account or QNEC Account after attaining age 59-1/2. Hardship withdrawals are not permitted from the MEGA Company Account.
8.7 Form of Distribution.
(a) Single Sum Payment. Unless a Participant makes a written election in accordance with Section 8.7(c) or 8.8 below, a Participant’s Distributable Benefit shall be payable in the form of a single sum distribution. Except for any portion of such Distributable Benefit that is payable in the form of Company Stock in accordance with Section 8.12, such distribution shall be in cash.
(b) In the case of any cash disbursement from a Participant’s Accounts, such disbursement shall be made ratably from such investment funds or investment vehicles in which such Participant’s Accounts affected by such disbursement are invested.
(c) Installment Payments. Subject to Section 8.17 regarding the payment of small Accounts, effective April 1, 1997, a Participant who terminates employment on or after his Normal Retirement Date, Early Retirement Date or by reason of Total and Permanent Disability and, effective January 1, 2007, any Participant whose vested Account at the time of termination of employment exceeds fifty thousand dollars ($50,000), may elect to receive his benefit in installments payable monthly, quarterly or annually for a period of five, ten or fifteen years (but no longer than the Participant’s life expectancy determined as of his Benefit Starting Date). All such installments shall be paid in cash.
(d) Partial Distributions. A Participant may elect to receive a distribution of the portion of the Participant’s Distributable Benefit attributable to Roth Contributions at a different time than the portion of such Participant’s Distributable Benefit not attributable to Roth Contributions. Effective on and after January 1, 2016, a Participant may elect to receive a partial distribution of any portion of the Participant’s Distributable Benefit, including separate elections applicable to the portion of a Distributable Benefit attributable to Roth Contributions and the portion of a Distributable Benefit attributable to non-Roth Contributions. The Committee, or its delegate, may adopt a policy regarding partial distributions imposing a reasonable minimum distribution amount, frequency limitations or other reasonable administrative conditions; provided that, former participants in The MEGA Brands America, Inc. 401(k) Savings Plan are not limited in the number of partial distributions they may elect in any calendar year under the Plan. All partial distributions shall be paid in cash.

(e) Managed Distributions. Effective as of January 1, 2016 and subject to the minimum distribution provisions of Section 8.2(c), a Participant may elect to receive a distribution of the Participant’s Distributable Benefit under a managed account distribution option that seeks to provide monthly installment payments intended to last for the Participant’s lifetime. The managed account distribution option shall require the Participant to enroll in professional investment management of the Participant’s account by an Investment Manager appointed by the Committee. All managed distributions shall be paid in cash.
8.8 Election for Direct Rollover of Distributable Benefit to Eligible Retirement Plan.
(a) General. To the extent required by Section 401(a)(31) of the Code, a Participant who is eligible to receive payment of his Distributable Benefit shall be entitled to elect a direct rollover of all or part of his Distributable Benefit to an eligible retirement plan. For purposes of this Section, an “eligible retirement plan” shall mean any plan described in Code Section 402(c)(8)(B), which, effective for distributions on and after December 31, 2007 shall include a Roth IRA described in Code Section 408A(b), the terms of which permit the acceptance of a direct rollover from a qualified plan.
(b) Rollover of After-Tax Portion of Account. The portion of a Participant’s Distributable Benefit consisting of after-tax contributions which are not includible in income shall be eligible for a direct rollover to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, to a qualified defined contribution or defined benefit plan described in Section 401(a) or 403(a) of the Code, or to an annuity contract described in Code Section 403(b). Notwithstanding the foregoing, a direct rollover of a Participant’s Distributable Benefit consisting of after-tax contributions which are not includible in income may be made only to an account or plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such Distributable Benefit which is includible in gross income and the portion of such Distributable Benefit which is not so includible in gross income. A direct rollover of the portion of a distribution from a Participant’s Roth Contribution Account will be made only to another Roth IRA described in Section 408A or, except with respect to a beneficiary who is not the surviving Spouse of the Participant, to a Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Section 402(c).
(c) Rollover Procedures. A Participant’s direct rollover election under this Section shall be in writing and shall be made in accordance with rules and procedures established by the Committee. Such election shall specify the dollar or percentage amount of the Distributable Benefit to be rolled over, the name of the eligible retirement plan selected by the Participant, and such additional information as the Committee deems necessary or appropriate in order to implement the election. It shall be the Participant’s responsibility to confirm that the eligible retirement plan designated in his direct rollover election will accept the direct rollover of his Distributable Benefit. The Committee shall be entitled to direct the rollover based on its reasonable reliance on information provided by the Participant, and shall be not required to independently verify such information, unless it is clearly unreasonable not to do so.
(d) Notice. At least thirty (30) days, but not more than ninety (90) days, prior to the date a Participant’s Distributable Benefit becomes payable, the Participant shall be given written notice of any right he may have to elect a direct rollover of his Distributable Benefit to an eligible retirement plan. Notwithstanding the foregoing, a direct rollover of the Participant’s Distributable Benefit may be made less than thirty (30) days after receipt of the notice, provided that the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a direct rollover and the Participant, after receiving the notice, affirmatively elects a direct rollover.
(e) Company Stock. If a Participant has made a direct rollover election with respect to any portion of his Distributable Benefit that is payable in Company Stock, as provided in Section 8.12, unless the eligible retirement plan specified by the Participant will accept a direct rollover of such Stock, the Stock will be distributed to the Participant, notwithstanding the Participant’s direct rollover election.
(f) Payment to Spouse. To the extent required by Section 401(a)(31) of the Code, if all or a portion of a Participant’s Distributable Benefit is payable to the Participant’s surviving Spouse, or to a former Spouse in accordance with a “qualified domestic relations order,” such surviving Spouse or former Spouse shall be entitled to elect a direct rollover of all or a portion of such distribution in accordance with the provisions of this Section.
(g) No Rollover of Hardship Withdrawal. Notwithstanding the foregoing, a Participant’s direct rollover shall not include any hardship withdrawal described in Section 8.6(e) of the Plan and Code Section 401(k)(2)(B), and the Participant may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.
(h) Payment to Non-Spouse Beneficiary. A non-spouse beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder may elect a direct rollover, of all or any portion of an eligible rollover distribution within the meaning of Code Section 402(c)(4) to such non-spouse beneficiary, to an individual retirement account established for this purpose. A non-spouse beneficiary who receives a distribution from the Plan is not eligible for a 60-day rollover.
(i) Direct Rollover to Cash Balance Plan. Any withdrawal or distribution payable to a Participant (other than a withdrawal or distribution of After-Tax Contributions which are not includible in income) shall be eligible for direct rollover from the Plan to the Mattel Cash Balance Plan (formerly known as the Fisher-Price Pension Plan) in accordance with the foregoing provisions of this Section 8.8; provided that such distribution must be in cash and must be made during a limited period established by the Committee. From and after the date of such rollover, neither the Participant for whom the rollover is made, nor any Beneficiary or other person claiming through or with respect to the Participant, shall be entitled to any benefits under the Plan with respect to the rollover amount, and all benefits with respect to the rollover amount shall be determined solely under the provisions of the Mattel Cash Balance Plan (and any successor plan) in effect from time to time. Such rollover shall be treated as a “direct rollover” under Treas. Reg. § 1.411(d)-4, Q&A 3, and as a result, no optional forms of benefit provided under this Plan and no other Code Section 411(d)(6) "protected benefits" (including the "separate account feature" of the Participant's benefit under this Plan) (as such terms are defined in Treas. Reg. § 1.411(d)-4, Q&A 2 & 3) will be preserved or otherwise provided under the Mattel Cash Balance Plan from and after such direct rollover. The Committee, or its delegate, shall establish rules and procedures for the administration of this paragraph which rules and procedures may include a period of time during which an election to roll over must be made, a minimum rollover amount, and allowing Participants who have separated from service to elect to roll over a portion of their distributable Plan benefit. Any direct rollover made in accordance with this paragraph must comply with such rules and procedures.

8.9 Designation of Beneficiary and Documentation Related to Death of Participant.
(a) Subject to the provisions of Section 8.11, each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his interest in the Trust Fund in the event of his death before receipt of his entire interest in the Trust Fund. The designation shall be made on a form prescribed by and delivered to the Committee. Subject to the provisions of Section 8.11, a Participant shall have the right to change or revoke any such Beneficiary designation by filing a new designation or notice of revocation with the Committee. Subject to the provisions of Section 8.11, no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.
(b) Effect of Divorce or Dissolution. If (i) a Participant who is married designates the Participant’s Spouse as the Participant’s Beneficiary or (ii) a Participant who is registered as a domestic partner or has obtained a civil union license with another individual (in either event, such individual is hereafter referred to as the Participant’s “Domestic Partner”) designates the Participant’s Domestic Partner as the Participant’s Beneficiary, and subsequent to such designation the Participant and the Participant’s Spouse are divorced or the relationship between the Participant and the Participant’s Domestic Partner is legally dissolved, the designation of the Participant’s Spouse or Domestic Partner as the Participant’s Beneficiary (as the case may be) shall remain in effect from and after such divorce or dissolution unless the Participant completes a new Beneficiary designation form changing the Beneficiary designation.
(c) No Beneficiary. If a deceased Participant shall have failed to designate a Beneficiary, the Company shall be unable to locate a designated Beneficiary after reasonable efforts have been made, for any reason the designation shall be legally ineffective, or the Participant’s Beneficiary shall have predeceased the Participant, then and in such event, the deceased Participant’s surviving Spouse shall be the Participant’s Beneficiary. If there is no surviving Spouse, the Participant’s estate shall be the deceased Participant’s Beneficiary. Notwithstanding the foregoing, however, if the Committee in its discretion determines that it is not administratively feasible for the Participant’s estate to be the Participant’s Beneficiary (for example, because of no estate administration), then the Committee may direct the Trustee to distribute the amount payable under the Plan with respect to the deceased Participant to a “living” or inter vivos trust established by the Participant or to or among the Participant’s descendants (including adopted descendants) and other heirs at law in such shares or proportions (including to the total exclusion of all but one of such beneficiaries) as the Committee shall determine in its discretion.
(d) Additional Documents. The Committee or Trustee, or both, may require the execution and delivery of such documents, papers and receipts as the Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Article VIII. The Committee or the Trustee, or both, may, as a condition precedent to the payment of death benefits hereunder, require an inheritance tax release and/or such security as the Committee or Trustee, or both, may deem appropriate as protection against possible liability for state or federal death taxes attributable to any death benefits.
(e) Non-California Resident. In the event that the deceased Participant was not a resident of California at the date of his death, the Committee, in its discretion, may require the establishment of ancillary administration in California.
8.10 Facility of Payment.
If any payee under the Plan is a minor or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have the payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or committee of the payee. Any payment shall be a payment from the Accounts of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.
8.11 Requirement of Spousal Consent.
Notwithstanding any Beneficiary designation submitted by a Participant, any distribution required to be made under the terms of the Plan by reason of the death of the Participant shall be paid in full to the Participant’s surviving Spouse, unless there is no surviving Spouse or the Spouse consents in writing to the beneficiary designation, acknowledging the effect of the election. Any such spousal consent, to be valid, must be witnessed by a plan representative or a notary public. The spousal consent requirement of this Section 8.11 shall be waived and the Participant’s Beneficiary designation shall be made effective if the Participant establishes to the satisfaction of the Committee that the required consent cannot be obtained because there is no Spouse or the Spouse cannot be located.
8.12 Company Stock Distribution.
Payment of any portion of a Participant’s Distributable Benefit held in his Company Stock subaccount shall be paid in cash, unless the Participant elects in writing in accordance with procedures established by the Committee that payment shall be made in Company Stock in lieu of cash (which election may apply to a payment to the trustee of an “eligible retirement plan” in accordance with Section 8.8 but may not apply with respect to a withdrawal in accordance with Section 8.6). Within a reasonable period of time prior to the date such Participant’s Distributable Benefit is to be paid, the Committee shall notify the Participant of his right to elect to have payment of the value of his Company Stock subaccount made in the form of a Company Stock distribution in lieu of a cash distribution. Upon being so notified, the Participant shall have a reasonable time (at least thirty (30) days) in which to file a written election to have such payment made in Company Stock. Any such election shall be irrevocable. If a Participant fails to file a written election to receive an in kind payment of the value of the portion of his Distributable Benefit attributable to his Company Stock subaccount within thirty (30) days of receiving notification, payment shall be made in cash based on the value of such Company Stock as of the immediately following Valuation Date at the then prevailing purchase price. Neither the Company, the Committee, nor the Trustee shall be required to time the distribution or sale of Company Stock to anticipate fluctuations in the purchase price.
8.13 Valuation of Accounts.
(a) Account Valuation. For purposes of determining a Participant’s Distributable Benefit under this Plan, the value of a Participant’s Accounts shall be determined in accordance with rules prescribed by the Committee, subject, however, to the following provisions:

(i) Application Required. Unless the provisions of (ii) below apply, if a Participant’s employment terminates for any reason other than death, the value of a Participant’s Accounts shall be determined as of the Valuation Date coinciding with or next following the date on which a properly completed application for payment or transfer of the Participant’s Distributable Benefit, and such other forms as may be required by the Committee in order to process the distribution or transfer, are received by the Committee.
(ii) Exception for Small Payments. If a Participant’s employment terminates for any reason other than death and the Committee does not receive the Participant’s properly completed application for the payment or transfer of the Participant’s Distributable Benefit, and such other forms as may be required by the Committee to process the payment or transfer, and the vested value of such Participant’s Accounts at the applicable Valuation Date does not exceed $1,000, including that portion of the Participant’s Distributable Benefit that is attributable to the Participant’s Transfer/Rollover Account, or, prior to March 28, 2005, such value does not exceed $5,000 excluding that portion of the Participant’s Distributable Benefit that is attributable to the Participant’s Transfer/Rollover Account, then, in either of such events, the applicable Valuation Date shall be the Valuation Date coinciding with or next following the expiration of a reasonable period of time after the Participant is furnished with such application and forms, including any tax notice required under Code Section 402(f).
(iii) In the Event of Death. In the case of a Participant’s death, the value of a Participant’s Accounts for purposes of determining the Participant’s Distributable Benefit shall be determined as of the Valuation Date coinciding with or next following the date on which the Committee has been furnished with all documents and information (including but not limited to proof of death, facts demonstrating the identity and entitlement of any Beneficiary or other payee, and any and all releases) necessary to distribute such Participant’s Accounts.
(iv) Withdrawals and Loans. In the case of any withdrawal or loan, the value of a Participant’s Accounts under the Plan shall be determined as of the Valuation Date coinciding with or next following the date on which the Participant submits a request for such withdrawal or loan in a form satisfactory to the Committee and the withdrawal or loan is approved.
(v) Adjustment to Account. The value of a Participant’s Accounts shall be increased or decreased (as appropriate) by any contributions, forfeitures, or distributions properly allocable under the terms of this Plan to his Accounts that occurred on or after the most recent Valuation Date or for any other reason were not otherwise reflected in the valuation of his Accounts on such Valuation Date.
(b) No Adjustment after Valuation Date. Neither the Committee, the Company, nor the Trustee shall have any responsibility for any increase or decrease in the value of a Participant’s Accounts as a result of any valuation made under the terms of this Plan after the date of his termination of employment and before the date of the distribution of his Accounts to him. Also, neither the Committee, the Company, nor the Trustee shall have any responsibility for failing to make any interim valuation of a Participant’s Accounts between the date of distribution to the Participant of his Accounts and the applicable Valuation Date, even though the Plan assets may have been revalued in that interim for a purpose other than to revalue the Accounts under this Plan.
8.14 Forfeitures; Repayment.
Amounts forfeited in accordance with Section 8.5(d) shall be applied as soon as possible to reduce future Company Contributions and Company Matching Contributions, to pay Plan expenses, or to make corrective contributions and earnings to the Plan to the extent that such contributions are not qualified non-elective contributions. A Participant who elects to receive a distribution pursuant to Section 8.5(b) may, in the case of his reemployment as an Eligible Employee, repay the total amount distributed and shall in such case be fully restored in amounts forfeited in accordance with Section 8.5(d); provided, however, that no such repayment shall be permitted unless such repayment is made prior to the earlier of (i) the date the Participant incurs five (5) consecutive one-year Periods of Severance and (ii) the fifth anniversary of his Employment Commencement Date following the Period of Severance.
8.15 Loans.
(a) General. From time to time, the Committee may adopt procedures whereby a Participant (including on and after January 1, 2011 a Participant who is an Employee paid on a United States payroll but who no longer is an Eligible Employee) may borrow from his Accounts under the Plan; provided that, effective as of December 31, 2014 loans shall not be available from Plan assets that are tax-qualified under the provisions of Appendix D. In no event may any amount be borrowed by a Participant who is not paid on a United States payroll. In addition to such other requirements as may be imposed by applicable law, any such loan shall bear a reasonable rate of interest, shall be adequately secured by proper collateral, and shall be repaid within a specified period of time according to a written repayment schedule that calls for substantially level amortization over the term of the loan.  To the extent required to comply with the requirements of Section 401(a)(4) of the Internal Revenue Code, loans hereunder shall be made in a uniform and non-discriminatory manner.
(b) Interest Rate, Security and Repayment. In connection with the requirements set forth in Subsection (a) above, the Committee shall establish the applicable interest rate, which shall be reasonably equivalent to interest rates available commercially with respect to similar loans. Without prejudice to the right of any Participant and the Trustee to enter into other appropriate arrangements to secure repayment of a loan pursuant to this Section 8.15, any loan made to a Participant shall be secured by a pro rata portion of his vested investment fund subaccounts, including any Company Stock subaccount. Any loan shall by its terms require repayment within five (5) years in substantially level payments made no less frequently than quarterly, except that the repayment period may be up to a maximum of fifteen (15) years in the case of a loan certified by the Participant to be used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant. Repayments of a loan by a Participant shall be invested among the Participant’s investment fund subaccounts in accordance with the Participant’s investment election then in effect under Section 4.2.
(c) Amount of Loan. In no event shall the principal amount of a loan hereunder, at the time the loan is made, together with the outstanding balance of all other loans to the Participant under this Plan, exceed the lesser of:
(i) fifty percent (50%) of the value of the Participant’s vested interest in his Accounts under this Plan, or
(ii) fifty thousand dollars ($50,000), reduced by the highest outstanding loan balance of the Participant from the Plan during the 1-year period ending on the day before the date on which such loan was made.
No loan less than two thousand dollars ($2,000) will be made. Unless otherwise determined by the Committee, no Participant may have more than one loan outstanding under this Plan on any date.

(d) Procedure. Each Participant desiring to enter into a loan arrangement pursuant to this Section 8.15 shall apply for a loan by submitting a loan request in form satisfactory to the Committee. The Committee shall notify the Participant within a reasonable time whether the request is approved or denied. Upon approval of the request by the Committee, the Participant shall enter into a loan agreement with the Trustee. Such a Participant shall execute such further written agreements as may be necessary or appropriate to establish a bona fide debtor-creditor relationship between such Participant and the Trustee and to protect against the impairment of any security for said loan.
(e) Loan Repayment. Loans shall be repaid in accordance with the repayment schedule provided under the terms of the loan agreement. Notwithstanding the repayment schedule provided in a loan agreement, however, the amount of any outstanding loan shall be due and payable on the date on which distribution is made or commences to be made of the participant’s vested interest under the Plan. Following a Participant’s Severance Date, the Participant may continue to make loan repayments under the terms of the loan agreement until a distribution is made. Loan repayments may be suspended while a Participant is performing service in the uniformed services as permitted under Code Section 414(u)(4) or while a Participant is on a leave of absence as permitted under Treasury Regulation Section 1.72(p)-1.
(f) Loan Default. In the event a Participant fails to repay a loan in accordance with the terms of a loan agreement, such loan shall be treated as in default. The date of the enforcement of the security interest due to a loan in default shall be determined by the Committee, provided no loss of principal or income shall result due to any delay in the enforcement of the security interest due to the default. Following the Participant’s Severance Date, the Participant’s Distributable Benefit shall be reduced by the outstanding amount of a loan which is then in default, including any accrued interest thereon, that is secured by the Participant’s vested interest in his Accounts. Any reasonable costs related to collection of a loan made hereunder shall be borne by the Participant.
8.16 Special Rule for Disabled Employees.
(a) Applicability of This Section. Section 8.16(b) shall apply to any Participant whose active performance of services for a Participating Company has ceased by reason of disability, and who has not subsequently resumed the active performance of such services. Sections 8.16(c) and (d) shall apply only to a Participant whose active performance of services for a Participating Company ceases prior to January 1, 1989 by reason of disability, and who has not subsequently resumed the active performance of such services.
(b) Disability on or after January 1, 1989. In the case of a Participant to whom this Section 8.16(b) applies, so long as such Participant continues to receive Compensation from a Participating Company, but in no event for longer than a period of six (6) months commencing with the date of such Participant’s cessation of active service, such Participant may continue to participate in this Plan in the same manner as any other Participant.
(c) Disability prior to January 1, 1989. In the case of a Participant to whom this Section 8.16 applied by reason of a disability prior to January 1, 1989 and who, on or after expiration of the period described in Section 8.16(b) above, commences to receive payments under the long term disability benefit coverage provided by a Participating Company and who also is determined to be suffering from a Total and Permanent Disability, contributions shall be made by the Participating Company pursuant to Section 6.1(a) (relating to contributions to Participants’ Company Contributions Accounts) with respect to the Participant’s “Compensation” as defined in Subsection 8.16(d) below, but the Participant shall not be eligible to make any contributions with respect to his own Compensation, and shall not be entitled to share in any other Participating Company contributions to the Plan (including but not limited to contributions to the Company Matching Account). Contributions by a Participating Company pursuant to this Section 8.16(c) shall be subject to amendment or termination of the Plan or other suspension or discontinuance of contributions, and in any event shall cease to be made with respect to any Participant after the earlier to occur of such

Participant’s death or termination of employment for any other reason, cessation of Total and Permanent Disability, or attainment of age sixty-five (65).
(d) Definition of Compensation under Section 8.16(c). In the case of a Participant to whom Section 8.16 applied by reason of a disability prior to January 1, 1989 and who is eligible to share in contributions of a Participating Company as provided in Section 8.16(c) above, the Compensation of such Participant for a Plan Year shall be deemed to equal the amount of Compensation which the Participant was paid (and which was taken into account for purposes of Sections 5.1 and 6.1 hereof) immediately before sustaining such Total and Permanent Disability, provided, however, that such amounts shall be included in Compensation only upon the following conditions:
(i) the Participant is not an officer, owner, or highly compensated individual (within the meaning of such terms under Code Section 415(c)(3));
(ii) the payments to such Participant under such long term disability benefit coverage shall be treated as “Compensation” only to the extent that such payments do not exceed the Participant’s wage or salary rate paid immediately before becoming disabled to an extent constituting a Total and Permanent Disability; and
(iii) the Participant’s accounts under the Plan, to the extent attributable to contributions made during a period of Total and Permanent Disability shall be nonforfeitable.
(e) Time of Termination of Employment. For purposes of this Plan, a Participant shall not be deemed to have terminated employment prior to his ceasing to be eligible for contributions under this Section 8.16, and upon such cessation of eligibility shall be deemed to have terminated employment only if he did not then begin or recommence employment for the Company or an Affiliated Company.
8.17 Provision for Small Benefits.
Notwithstanding anything in this Article to the contrary, a Participant who terminates employment with the Company and all Affiliated Companies shall receive a distribution of his Distributable Benefit in a single lump sum payment no later than sixty (60) days after the close of the Plan Year in which the Participant’s termination of employment occurs to the extent administratively feasible, provided that the value of such Distributable Benefit (including that portion of the Participant’s Distributable Benefit that is attributable to the Participant’s Transfer/Rollover Account) is equal to or less than $1,000, or for distributions made before March 28, 2005, the value of such Distributable Benefit (excluding that portion of the Participant’s Distributable Benefit that is attributable to the Participant’s Transfer/Rollover Account) is equal to or less than $5,000, determined as of the Valuation Date coincident with or immediately preceding his termination of employment. Such distribution shall be made directly to the Participant after withholding applicable income taxes unless the Participant elects a direct rollover to an “eligible retirement plan” as provided in Section 8.8. If a Participant fails to file a direct rollover election with the Committee within ninety (90) days after notice is given, or if the Committee cannot effect the direct rollover election within a reasonable time after the election is filed due to the failure of the Participant to take such actions as may be required by the eligible retirement plan before it will accept the direct rollover, the Participant’s Distributable Benefit shall be paid to him after withholding applicable income taxes.
8.18 Special Provisions for Prior Plan Accounts.
The Committee shall adopt procedures applicable to Participant accounts transferred from a plan that has been merged into this Plan in order to comply with the requirements of Code Section 411(d)(6).
ARTICLE IX
OPERATION AND ADMINISTRATION OF THE PLAN
9.1 Plan Administration.
(a) Authority to control and manage the operation and administration of the Plan shall be vested in a committee (“Committee”) as provided in this Article IX.
(b) The members of the Committee shall be appointed by the Governance Committee and shall hold office until resignation, death or removal by the Governance Committee.
(c) For purposes of ERISA Section 402(a), the members of the Committee shall be named fiduciaries of this Plan.
(d) The Secretary of the Committee shall cause to be attached to the copy of the Plan maintained in the office of the Committee for the purpose of inspection an accurate schedule listing the names of all persons from time to time serving as the members of the Committee.
(e) Notwithstanding the foregoing, a Trustee with whom Plan assets have been placed in trust or an Investment Manager appointed pursuant to Section 9.3 may be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan.

9.2 Committee Powers.
The Committee shall have all powers and discretion necessary to provide overall guidance with respect to the maintenance and administration of the Plan and control its operations. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have, by way of illustration but not by way of limitation, the following powers and authority:
(a) To allocate fiduciary responsibilities (other than trustee responsibilities) among the Committee members and to designate one or more other persons to carry out fiduciary responsibilities (other than trustee responsibilities). However, no allocation or delegation under this Section 9.2(a) shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. The term “trustee responsibilities” as used herein shall have the meaning set forth in Section 405(c) of ERISA. The preceding provisions of this Section 9.2(a) shall not limit the authority of the Committee to appoint one or more Investment Managers in accordance with Section 9.3.
(b) To appoint agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and delegate to such agents such powers and duties, whether ministerial or discretionary as the Committee may deem expedient or appropriate.
(c) To employ such legal, actuarial, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any members of the Committee or any other fiduciary may have under the Plan.
(d) To review and approve the appointment and removal of Trustees, Custodians and Investment Managers for the Plan.
(e) To establish rules and regulations from time to time for the conduct of the Committee’s business and the administration and effectuation of this Plan.
(f) To administer, interpret, construe and apply this Plan in its discretion and to decide all questions which may arise or which may be raised under this Plan by any Employee, Participant, former Participant, Beneficiary or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of service of any Participant, and the amount of benefits to which any Participant or his Beneficiary may be entitled by reason of his service prior to or after the Effective Date hereof.

(g) To determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed.
(h) To direct the Trustee, in writing, from time to time, to invest and reinvest the Trust Fund, or any part thereof, or to purchase, exchange, or lease any property, real or personal, which the Committee may designate. This shall include the right to direct the investment of all or any part of the Trust in any one security or any one type of securities permitted hereunder. Among the securities which the Committee may direct the Trustee to purchase are “employer securities” as defined in Code Section 409(1) or any successor statute thereto.
(i) To take such action as is necessary to have the Plan comply with Section 414(u) of the Code (regarding the reemployment of military veterans), and in such regard, and notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided no less favorably than is required by Section 414(u) of the Code.
(j) To adopt and implement such rules regarding a Participant’s ability to direct the investment, reinvestment and transfer of his Account among the investment alternatives available under the Plan, including but not limited to restricting the frequency or timing of trades in or out of one or more investment alternatives by a Participant, to the extent the Committee deems necessary or appropriate to limit or prevent harm to other Participant Accounts, to comply with the policies and procedures of the investment alternatives, to ensure that the Plan and Participant transactions thereunder are administered in compliance with applicable laws (including insider trading, market timing and related rules) or to otherwise provide for the efficient and effective administration of the Plan.
(k) To establish rules and procedures relating to Participant elections under the Plan, including Compensation reduction elections under Article V, distributions elections under Article VIII and investment elections under Article IV, and the Committee in its discretion may employ one or more persons or entities to provide advice or other assistance to Participants in making their said investment elections.
(l) To ensure that contributions (and the allocations thereof) do not exceed the limitations thereon set forth in the Plan.
(m) To authorize all disbursements by the Trustee except for the ordinary expenses of administration of the Trust.
(n) To take such action as it deems necessary and administratively feasible, including the prosecution of lawsuits, to collect from any Participant, Beneficiary or other person or entity (including without limitation the estate or heirs of a deceased Participant) any erroneous benefit payments or other amounts paid by the Plan in excess of the benefits provided for in the Plan.

(o) With respect to any Participant who is or may become subject to the reporting and short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, to take any action necessary or appropriate to ensure that any transaction with respect to the portion of the Participant’s Accounts invested in Common Stock complies with all applicable conditions of Rule 16b-3 promulgated under Section 16 (or its successor), including modifying or limiting the Participant’s elections under the Plan that directly or indirectly affect Account investments or other transactions in Common Stock.
(p) To modify or supplement any Plan accounting method, practice or procedure, make any adjustments to Accounts, authorize special contributions, or modify or supplement any other aspect of the operation or administration of the Plan in such manner and to such extent consistent with and permitted by the Act and the Code that the Committee deems necessary or appropriate to correct errors and mistakes, to effect proper and equitable Account adjustments or otherwise to ensure the proper and appropriate administration and operations of the Plan.
Any action taken in good faith by the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participants and their Beneficiaries. All discretionary powers conferred upon the Committee shall be absolute.
9.3 Investment Manager.
The Committee, by action reflected in the minutes thereof, may appoint one or more Investment Managers, as defined in Section 3(38) of ERISA, to manage all or a portion of the assets of the Plan. An Investment Manager shall discharge its duties in accordance with applicable law and in particular in accordance with Section 404(a)(1) of ERISA. An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Company nor the Committee shall thereafter have any responsibility for the management of those assets. The Committee shall monitor the performance of any Investment Manager.
9.4 Periodic Review.
If deemed appropriate by the Committee, the Committee shall adopt an investment policy statement for the investment and reinvestment of the assets of the Plan. All actions taken by the Committee with respect to the investment policy of the Plan, including the reasons therefor, shall be fully reflected in the minutes of the Committee.
9.5 Committee Procedure.

(a) Quorum. A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Committee.
(b) Signing Authority. The Committee may designate certain of its members as authorized to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee of this action and the name or names of the designated members. The Trustee, Company, Participants, Beneficiaries, and any other party dealing with the Committee may accept and rely upon any document executed by the designated members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of the authorization of the designated members.
9.6 Compensation of Committee.
Members of the Committee shall serve without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member of the Committee who is an Employee receive compensation from the Plan for his services as a member of the Committee. All members shall be reimbursed for any necessary or appropriate expenditures incurred in the discharge of duties as members of the Committee. The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other persons retained or employed by the Committee shall be fixed by the Committee.
9.7 Resignation and Removal of Members.
Any member of the Committee may resign at any time by giving written notice to the other members and to the Governance Committee effective as therein stated. Any member of the Committee may, at any time, be removed by the Governance Committee.
9.8 Appointment of Successors.
Upon the death, resignation, or removal of any Committee member, the Governance Committee may appoint a successor. Notice of appointment of a successor member shall be given in writing to the Trustee and to the members of the Committee. Upon termination, for any reason, of a Committee member’s status as a member of the Committee, the member’s status as a named fiduciary shall concurrently be terminated, and upon the appointment of a successor Committee member the successor shall assume the status of a named fiduciary as provided in Section 9.1.

9.9 Records.
The Committee shall keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records, or other data as may be necessary or advisable in its judgment for the administration of the Plan and to properly reflect the affairs thereof. Nothing in this Section 9.9 shall require the Committee or any member thereof to perform any act which, pursuant to law or the provisions of this Plan, is the responsibility of the Plan Administrator, nor shall this Section relieve the Plan Administrator from such responsibility.
9.10 Reliance Upon Documents and Opinions.
(a) The members of the Committee, the Board of Directors, the Governance Committee, the Company and any person delegated under the provisions hereof to carry out any fiduciary responsibilities under the Plan (“delegated fiduciary”), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee. The members of the Committee, the Board of Directors, the Governance Committee, the Company and any delegated fiduciary shall be fully protected and shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance upon any such consultant or firm or corporation which employs one or more consultants, Trustee, or counsel.
(b) Any and all such things done or actions taken or suffered by the Committee, the Board of Directors, the Governance Committee, the Company and any delegated fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.
(c) The Committee and any delegated fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.
9.11 Requirement of Proof.
The Committee or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no person shall acquire any rights or be entitled to receive any benefits under this Plan until the required proof shall be furnished.

9.12 Reliance on Committee Memorandum.
Any person dealing with the Committee may rely on and shall be fully protected in relying on a certificate or memorandum in writing signed by any Committee member or other person so authorized, or by the majority of the members of the Committee, as constituted as of the date of the certificate or memorandum, as evidence of any action taken or resolution adopted by the Committee.
9.13 Limitation on Liability.
Except as provided in Part 4 of Title I of ERISA, no person shall be subject to any liability with respect to his duties under the Plan unless he acts fraudulently or in bad faith. No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Title I of ERISA. No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.
9.14 Indemnification.
To the extent permitted by law, the Company shall indemnify each member of the Board of Directors, the Governance Committee and the Committee, and any other Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan, except in relation to matters as to which he acted fraudulently or in bad faith in the performance of such duties. The preceding right of indemnification shall pass to the estate of such a person. The preceding right of indemnification shall be in addition to any other right to which the Board member or Committee member or other person may be entitled as a matter of law or otherwise.
9.15 Allocation of Fiduciary Responsibility.
Part 4 of Title I of ERISA permits the division, allocation and delegation between Plan fiduciaries of the fiduciary responsibilities owed to the Plan Participants. Under this concept, each fiduciary, including a Named Fiduciary, is accountable only for his own functions, except to the extent of his co-fiduciary liability under Section 405 of ERISA. In accordance with Part 4 of

Title I of ERISA, the day-to-day operational, administrative and investment aspects of the Plan have been delegated to the Committee. Except to the extent expressly provided to the contrary in the Plan document, the responsibilities delegated to the Committee include, by way of illustration but not by way of limitation, such matters as:
(i) Satisfying accounting and auditing requirements;
(ii) Satisfying insurance and bonding requirements;
(iii) Administering the Plan’s claims procedure; and
(iv) Appointing Investment Managers.
9.16 Bonding.
Except as is prescribed by the Board of Directors, as provided in Section 412 of ERISA, or as may be required under any other applicable law, no bond or other security shall be required by any member of the Committee, or any other fiduciary under this Plan. Notwithstanding the foregoing, for purposes of satisfying its indemnity obligations under Section 9.14, the Company may (but need not) purchase and pay premiums for one or more policies of insurance which insurance shall not release the Company of its liability under the indemnification provisions.
9.17 Prohibition Against Certain Actions.
(a) To the extent prohibited by law, in administering this Plan the Committee shall not discriminate in favor of any class of Employees and particularly it shall not discriminate in favor of highly compensated Employees, or Employees who are officers or shareholders of the Company.
(b) The Committee shall not cause the Plan to engage in any transaction that constitutes a nonexempt prohibited transaction under Section 4975(c) of the Code or Section 406(a) of ERISA.
(c) All individuals who are fiduciaries with respect to the Plan (as defined in Section 3(21) of ERISA) shall discharge their fiduciary duties in accordance with applicable law, and in particular, in accordance with the standards of conduct contained in Section 404 of ERISA.
9.18 Plan Expenses.
All expenses incurred in the establishment, administration and operation of the Plan, including but not limited to the expenses incurred by the members of the Committee in exercising their duties, shall be charged to the Trust Fund and allocated to Participants Accounts as determined by the Committee, but shall be paid by the Company if not paid by the Trust Fund. The Committee may charge Participant Accounts a flat fee quarterly, or at other times as determined by the Committee, to cover all or a portion of such expenses. Notwithstanding the foregoing, the cost of interest and normal brokerage charges which are included in the cost of securities purchased by the Trust Fund (or charged to proceeds in the case of sales) or other charges relating to specific assets of the Plan shall be charged and allocated in a fair and equitable manner to the Accounts to which the securities (or other assets) are allocated.
9.19 Right of Recovery for Overpayment or Payment Made in Error.
If the Plan erroneously makes distributions or other payments that exceed the amount to which a Participant or Beneficiary is entitled at any time under the Plan, the Plan shall have the right to recover the excess amount from any persons to, or for, or with respect to whom such excess payments were made.  As a condition of receiving benefits under the Plan, each Participant agrees and understands that they have an obligation to pay to the Plan any payments that exceed the amount to which the Participant is entitled.  The Plan has an equitable lien on the amount paid in excess of the amount to which a Participant is entitled, and the equitable lien shall also attach to any money or property that is obtained with amounts paid in excess of the amount to which a participant is entitled.  The recovery of excess payments may also include a reduction of future benefit payments available to the Participant or Beneficiary under the Plan. The Plan’s right to recover excess payments includes the right to initiate legal action.  If the Plan takes legal action to enforce its right to reimbursement of excess payments, the Plan shall be entitled to recover its attorneys’ fee and costs.
ARTICLE X
SPECIAL PROVISIONS
CONCERNING COMPANY STOCK
10.1 Securities Transactions.
Subject to the limitations of Section 4.2(b)(iv), the Trustee shall acquire Company Stock in the open market or from the Company or any other person, including a party in interest,

pursuant to a Participant’s election to invest any Company Contributions, Company Matching Contributions, Before-Tax Contributions, Roth Contributions or After-Tax Contributions, in the Company Stock alternative established by the Committee in accordance with Section 4.2, or to transfer amounts held in other investment alternatives to such Company Stock alternative. No commission will be paid in connection with the Trustee’s acquisition of Company Stock from a party in interest. Pending acquisition of Company Stock and pursuant to a Participant’s investment election, elected amounts shall be allocated to the Participant’s Company Stock subaccount in cash and may be invested in any short-term interest fund of the Trustee. Neither the Company, nor the Committee, nor any Trustee have any responsibility or duty to time any transaction involving Company Stock in order to anticipate market conditions or changes in Company Stock value. Neither the Company, nor the Committee nor any Trustee have any responsibility or duty to sell Company Stock held in the Trust Fund in order to maximize return or minimize loss.
10.2 Valuation of Company Securities.
When it is necessary to value Company Stock held by the Plan, the value will be the current fair market value of the Company Stock, determined in accordance with applicable legal requirements.
If the Company Stock is publicly traded, fair market value will be based on the most recent closing price in public trading, as reported in The Wall Street Journal or any other publication of general circulation designated by the Committee, unless another method of valuation is required by the standards applicable to prudent fiduciaries.
If the Company Stock cannot be valued on the basis of its closing price in recent public trading, fair market value will be determined by the Company in good faith based on all relevant factors for determining the fair market value of securities. Relevant factors include an independent appraisal by a person who customarily makes such appraisals, if an appraisal of the fair market value of the Company Stock as of the relevant date was obtained.
In the case of a transaction between the Plan and a party in interest, the fair market value of the Company Stock must be determined as of the date of the transaction rather than as of some other Valuation Date occurring before or after the transaction. In other cases, the fair market value of the Company Stock will be determined as of the most recent Valuation Date.

10.3 Allocation of Stock Dividends and Splits.
Company Stock received by the Trust as a result of a Company Stock split or Company Stock dividend on Company Stock held in Participants’ Accounts will be allocated as of the Valuation Date coincident with or following the date of such split or dividend, to each Participant who has such an Account. The amount allocated will bear substantially the same proportion to the total number of shares received as the number of shares in the Participant’s Account bears to the total number of shares allocated to such Accounts of all Participants immediately before the allocation. The shares will be allocated to the nearest thousandth of a share.
10.4 Reinvestment of Dividends.
Upon direction of the Committee, cash dividends may be reinvested as soon as practicable by the Trustee in shares of Company Stock for Participants’ Accounts. Cash dividends may be reinvested in Company Stock purchased as provided in Section 10.1 or purchased from the Accounts of Participants who receive cash distributions of a fractional share or a fractional interest therein.
10.5 Voting of Company Stock.
The Trustee shall have no discretion or authority to vote Company Stock held in the Trust on any matter presented for a vote by the stockholders of the Company except in accordance with timely directions received by the Trustee from Participants, unless otherwise required by applicable law.
(a) Each Participant shall be entitled to direct the Trustee as to the voting of all Company Stock allocated and credited to his Account.
(b) All Participants entitled to direct such voting shall be notified by the Company, pursuant to its normal communications with shareholders, of each occasion for the exercise of such voting rights within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to shareholders either by the Company or any other party regarding the exercise of such rights. If a Participant shall fail to direct the Trustee as to the exercise of voting rights arising under any Company Stock credited to his Accounts, or if any Company Stock held in the Plan has not been allocated to Participants’ Accounts, the Trustee shall not be required to vote such Company Stock except as otherwise required by applicable law. The Trustee shall maintain confidentiality with respect to the voting directions of all Participants.

(c) Each Participant shall be a Named Fiduciary (as that term is defined in ERISA Section 402(a)(2)) with respect to Company Stock for which he has the right to direct the voting under the Plan but solely for the purpose of exercising voting rights pursuant to this Section 10.5.
10.6 Confidentiality Procedures.
The Committee shall establish procedures intended to ensure the confidentiality of information relating to Participant transactions involving Company Stock, including the exercise of voting, tender and similar rights. The Committee shall also be responsible for ensuring the adequacy of the confidentiality procedures and monitoring compliance with such procedures. The Committee may, in its sole discretion, appoint an independent fiduciary to carry out any activities that it determines involve a potential for undue Company influence on Participants with respect to the exercise of their rights as shareholders.
10.7 Securities Law Limitation.
Neither the Committee nor the Trustee shall be required to engage in any transaction, including, without limitation, directing the purchase or sale of Company Stock, which it determines in its sole discretion might tend to subject itself, its members, the Plan, the Company, or any Participant or Beneficiary to a liability under federal or state securities laws.
ARTICLE XI
MERGER OF COMPANY; MERGER OF PLAN
11.1 Effect of Reorganization or Transfer of Assets.
In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors, unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.
11.2 Merger Restriction.

Notwithstanding any other provision in this Article, this Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).
ARTICLE XII
PLAN TERMINATION AND
DISCONTINUANCE OF CONTRIBUTIONS
12.1 Plan Termination.
(a) General. Subject to the following provisions of this Section 12.1, the Company may terminate the Plan and the Trust Agreements at any time, following authorization from the Board of Directors or any committee delegated such authority by the Board, by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee. The Plan and Trust Agreements may terminate if the Company merges into any other corporation, if as the result of the merger the entity of the Company ceases, and the Plan is terminated pursuant to the rules of Section 11.1.
(b) No Further Contributions. Upon and after the effective date of the termination, the Company shall not make any further contributions under the Plan and no contributions need be made by the Company applicable to the Plan year in which the termination occurs, except as may otherwise be required by law.
(c) Full Vesting. The rights of all affected Participants to benefits accrued to the date of termination of the Plan, to the extent funded as of the date of termination, shall automatically become vested as of that date.
12.2 Discontinuance of Contributions.
(a) General. In the event the Company decides it is impossible or inadvisable for business reasons to continue to make contributions under the Plan, the Company by resolution of the Board of Directors or any committee delegated such authority by the Board of Directors, may discontinue contributions to the Plan. Upon and after the effective date of this discontinuance, no Participating Company or Participant shall make any further contributions under the Plan and no contributions need to be made by a Participating Company with respect to the Plan Year in which the discontinuance occurs, except as may otherwise be required by law. A Participant shall be released from any salary reduction agreement under the Plan as of the effective date of a discontinuance of contributions.
(b) No Acceleration of Distributions. The discontinuance of contributions on the part of the Company shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Participants or Beneficiaries, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan shall have been discharged and satisfied; provided that, if this discontinuance of contributions shall cause the Plan to lose its status as a qualified plan under Code Section 401(a), the Plan shall be terminated in accordance with the provisions of this Article XII.
(c) Full Vesting. On and after the effective date of a discontinuance of contributions, the rights of all affected Participants to benefits accrued to that date, to the extent funded as of that date, shall automatically become fully vested as of that date.
12.3 Rights of Participants.
In the event of the termination of the Plan, for any cause whatsoever, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the Company, except as provided in Section 4.3 of this Plan.
12.4 Trustee’s Duties on Termination.
(a) On or before the effective date of termination of this Plan, the Trustee shall proceed as soon as possible, but in any event within six months from the effective date, to reduce all of the assets of the Trust Fund to cash and other securities in such proportions as the Committee shall determine (after approval by the Internal Revenue Service, if necessary or desirable, with respect to any portion of the assets of the Trust Fund held in common stock or securities of the Company).
(b) After first deducting the estimated expenses for liquidation and distribution chargeable to the Trust Fund, and after setting aside a reasonable reserve for expenses and liabilities (absolute or contingent) of the Trust, the Committee shall make required allocations of items of income and expense to the Accounts.
(c) Following these allocations, the Trustee shall promptly, after receipt of appropriate instructions from the Committee, distribute in accordance with Section 8.7 to each former Participant in Company Stock or cash an amount equal to the amount credited to his Accounts as of the date of completion of the liquidation.
(d) The Trustee and the Committee shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

(e) Notwithstanding the foregoing, distributions to Participants upon Plan termination in accordance with this Section 12.4 shall only be made if a “successor plan,” within the meaning of regulations under Code Section 401(k)(10), is not established. In the event a “successor plan” is established prior to or subsequent to the termination of the Plan, the Committee shall direct the Trustee to continue to hold any assets of the Trust Fund not payable upon the termination until such assets may, at the direction of the Committee, be transferred to and held in the successor plan until distributable under the terms of that successor plan.
12.5 Partial Termination.
In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the interests of affected Participants in the Trust Fund, as of the date of the partial termination, shall become nonforfeitable as of that date. That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries, and no part thereof shall otherwise be applied. With respect to Plan assets and Participants affected by a partial termination, the Committee and the Trustee shall follow the same procedures and take the same actions prescribed in this Article XII in the case of a total termination of the Plan.
12.6 Failure to Contribute.
The failure of a Participating Company to contribute to the Trust in any year, if contributions are not required under the Plan for that year, shall not constitute a complete discontinuance of contributions to the Plan.
ARTICLE XIII
APPLICATION FOR BENEFITS
13.1 Application for Benefits.
The Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Committee may require. In the case of any person suffering from a disability which prevents the claimant from making personal application for benefits, the Committee may, in its discretion, permit another person acting on his behalf to submit the application.
13.2 Action on Application.

(a) Within ninety days (forty-five days for a disability determination) following receipt of an application and all necessary documents and information, the Committee’s authorized delegate reviewing the claim shall furnish the claimant with written notice of the decision rendered with respect to the application unless an extension of time is needed for an additional 90 days (30 days in the case of a disability determination).
(b) In the case of a denial of the claimant’s application, the written notice shall set forth:
(i) The specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;
(ii) A description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and
(iii) An explanation of the Plan’s claim review procedure and the claimant’s right to bring civil action under federal law following a denial on appeal.
(c) In the case of a denial of the claimant’s application that involves a disability determination, effective as of April 1, 2018 the written notice shall include:
(i) a statement that the claimant is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s benefit;
(ii) an explanation of the basis for disagreeing with or not following, (A) views presented by the claimant to the Plan of health care professionals or vocational professionals who treated or evaluated the claimant, (B) views of medical or vocational experts whose advice was obtained on behalf of the Plan with respect to the claim or appeal without regard to whether the Plan relied on that advice, and (C) a disability determination presented by the claimant to the Plan made by the Social Security Administration;
(iii) a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following any denial on appeal and also any contractual limitations period that applies to the claimant’s right to bring such an action;
(iv) an explanation of any internal rule, guideline, protocol, standard or other similar criterion relied upon in making the adverse determination or a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist; and

(v) a statement that the claimant is entitled to receive upon request and free of charge, reasonable access to, or copies of, all documents, records or other information relevant to the claimant’s claim for benefits.
(d) A claimant who wishes to contest the denial of his application for benefits or to contest the amount of benefits payable to him shall follow the procedures for an appeal of benefits as set forth in Section 13.3 below, and shall exhaust such administrative procedures prior to seeking any other form of relief.
13.3 Appeals.
A claimant who does not agree with the decision rendered with respect to his application may appeal the decision to the Committee. The appeal shall be made, in writing, within sixty days (180 days for a disability claim) after the date of notice of the decision with respect to the application. If the application has neither been approved nor denied within the ninety day period (45 day period for a disability determination) provided in Section 13.2 above, then the appeal shall be made within sixty days after the expiration of the ninety day period (or within 180 days of the expiration of the 45 day period for a disability claim). The claimant may request that his application be given full and fair review by the Committee. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.
The decision of the Committee shall be made promptly, and not later than sixty days (forty-five days for a disability claim) after the Committee’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty days (ninety days for a disability claim) after receipt of a request for review. Effective April 1, 2018, during the appeal process, a claimant will be provided, free of charge, with any new or additional evidence or any new or additional rationale considered, relied upon or generated by the Committee in connection with a disability claim in sufficient time to permit the claimant a reasonable opportunity to respond before any decisions on the appeal is made. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based and shall include a statement that the claimant is entitled to receive upon request and free of charge, reasonable access to, or copies of, all documents, records or other information relevant to the Committee’s decision and a statement of the claimant’s right to bring civil action. After exhausting the remedies and procedures detailed in this Section 13.3 for a review of claims, a Participant may elect to file a legal claim for action in federal court. A Participant must take all legal action pertaining to a claim within one (1) year after the date the Committee has made a final determination of the claim in accordance with the applicable claims review procedures in this Section 13.3. Effective April 1, 2018 the decision on appeal must include not only a statement of the claimant’s right to bring a civil action under ERISA section 502(a) but also any contractual limitations period that applies to the claimant’s right to bring such an action.
Notwithstanding anything in the Plan to the contrary, the Committee shall follow procedures which conform to the requirements of Department of Labor Regulation Section 2560.503-1.
ARTICLE XIV
LIMITATIONS ON CONTRIBUTIONS
14.1 General Rule.
(a) Except to the extent permitted under Section 5.2(d) of the Plan and Section 414(v) of the Code, the total Annual Additions under this Plan to a Participant’s Plan Accounts shall not exceed the lesser of:
(i) Forty Thousand Dollars ($40,000) (as adjusted for increases in the cost-of-living under Section 415(d) of the Code), or
(ii) one hundred percent (100%) of the Participant’s total Compensation from the Company and any Affiliated Companies for the year, excluding amounts otherwise treated as Annual Additions under Section 14.2.
The limitation in Section 14.1(a)(ii) shall not apply to any contribution for medical benefits after separation from Service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.
(b) For purposes of this Article XIV, the Company has elected a “Limitation Year” corresponding to the Plan Year.

14.2 Annual Additions.
For purposes of Section 14.1, the term “Annual Additions” shall mean, for any Limitation Year, the sum of:
(a) the amount credited to the Participant’s Accounts from Company contributions for such Limitation Year;
(b) any Employee contributions for the Limitation Year; and
(c) any amounts described in Section 415(1)(1) or 419(A)(d)(2) of the Code.
14.3 Other Defined Contribution Plans.
If the Company or an Affiliated Company is contributing to any other defined contribution plan (as defined in Section 415(k) of the Code) for its Employees, some or all of whom may be Participants in this Plan, then contributions to the other plan shall be aggregated with contributions under this Plan for the purposes of applying the limitations of Section 14.1.
14.4 Affiliated Company.
For purposes of this Article XIV, the status of an entity as an Affiliated Company shall be determined by reference to the percentage tests set forth in Code Section 415(h).
ARTICLE XV
RESTRICTION ON ALIENATION
15.1 General Restrictions Against Alienation.
The interest of any Participant or Beneficiary in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Participant and Beneficiary is prohibited from anticipating, encumbering, assigning, or in any manner alienating his or her interest under the Trust Fund, and is without power to do so, except as may otherwise be provided for in the Trust Agreement. The interest of any Participant or Beneficiary shall not be liable or subject to his debts, liabilities or obligations, now contracted, or which may be subsequently contracted. The interest of any Participant or Beneficiary shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; and the interest or any part thereof, shall not be subject to any judgment rendered against the Participant or Beneficiary. In the event any person attempts to take any action contrary to this Article XV, that action shall not be effective, and all Participants and their Beneficiaries, may disregard that action and shall not suffer any liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action. The preceding provisions of this Section shall be interpreted and applied by the Committee in accordance with the requirements of Code Section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations. The provisions of this Section are expressly subject to qualified domestic relations orders, as provided in Code Section 401(a)(13)(B).
15.2 Qualified Domestic Relations Orders.
(a) General. In the event that a court with jurisdiction over the Plan and the Trust Fund shall issue an order or render a judgment requiring that all or part of a Participant’s interest under the Plan and in the Trust Fund be paid to a Spouse, former Spouse and/or children of the Participant by reason of or in connection with the marital dissolution and/or marital separation of the Participant and the Spouse, and/or some other similar proceeding involving marital rights and property interests, then notwithstanding the provisions of Section 15.1 the Committee may, in its absolute discretion, direct the applicable Trustee to comply with that court order or judgment and distribute assets of the Trust Fund in accordance therewith. Pending distribution to an alternate payee of any portion of a Participant’s vested interest in the Trust Fund, pursuant to a court order or judgment, such portion shall be segregated and invested in accordance with rules prescribed by the Committee.
(b) Order Must be a Qualified Order. The Committee’s decision with respect to compliance with any such court order or judgment shall be made in its absolute discretion and shall be binding upon the Trustee and all Participants and their Beneficiaries; provided, however, that the Committee in the exercise of its discretion shall not make payments in accordance with the terms of an order which is not a qualified domestic relations order or which the Committee determines would jeopardize the continued qualification of the Plan and Trust under Section 401 of the Code. Notwithstanding the foregoing, the Committee may make a distribution to an alternate payee prior to the date the Participant attains age fifty (50), if such distribution is required by a qualified domestic relations order. Neither the Plan, the Company, the Committee nor the Trustee shall be liable in any manner to any person, including any Participant or Beneficiary, for complying with any such court order or judgment.
(c) No Obligation to Comply. Nothing in this Section 15.2 shall be interpreted as placing upon the Company, the Committee or any Trustee any duty or obligation to comply with any such court order or judgment. The Committee may, if in its absolute discretion it deems it to be in the best interests of the Plan and the

Participants, determine that any such court order or judgment shall be resisted by means of judicial appeal or other available judicial remedy, and in that event the Trustee shall act in accordance with the Committee’s directions.
(d) Procedures. The Committee shall adopt procedures and provide notifications to a Participant and alternate payees in connection with a qualified domestic relations order, to the extent required under Code Section 414(p).
ARTICLE XVI
PLAN AMENDMENTS
16.1 Amendments.
The Committee may at any time, and from time to time, amend the Plan; provided that, the Board of Directors, or any committee delegated such authority by the Board of Directors, must approve any significant changes in the Plan design and any amendments to the Plan that are likely to result in a significant cost increase to the Company or that will provide supplemental or disproportionately more favorable benefits to officers of the Company. Any amendment shall be documented by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such instrument, and delivered to the applicable Trustee. However, to the extent required by law, no amendment shall be made at any time, the effect of which would be:
(a) To cause any assets of the Trust Fund to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, except as provided in Section 4.3;
(b) To have any retroactive effect so as to deprive any Participant or Beneficiary of any accrued benefit to which he would be entitled under this Plan, in contravention of Code Section 411(d)(6), if his employment were terminated immediately before the amendment;
(c) To eliminate or reduce an optional form of benefit to the extent so doing would contravene Code Section 411(d)(6); or
(d) To increase the responsibilities or liabilities of a Trustee or an Investment Manager without his written consent.

16.2 Retroactive Amendments.
Notwithstanding any provisions of this Article XVI to the contrary, the Plan may be amended prospectively or retroactively (as provided in Section 401(b) of the Code) to make the Plan conform to any provision of ERISA, any Code provisions dealing with tax-qualified employees’ trusts, or any regulation under either.
16.3 Amendment of Vesting Provisions.
If the Plan is amended in any way that directly or indirectly adversely affects the computation of a Participant’s vested interest in his Accounts, each Participant who has completed at least three (3) Years of Service may elect, within a reasonable time after the adoption of the amendment, to continue to have his vested interest computed under the Plan without regard to such amendment. The period during which the election may be made shall commence when the date of the amendment is adopted and shall end on the latest of: (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment is effective; or (iii) 60 days after the Participant is issued written notice of the amendment.
In the event that the Plan’s vesting schedule is amended, the nonforfeitable percentage of every Employee who is a Participant on the date the amendment is adopted, or the date the amendment is effective, if later, in his Company Matching Account and/or Company Contributions Account shall be not less than his percentage computed under the Plan without regard to the amendment.
ARTICLE XVII
TOP-HEAVY PROVISIONS
17.1 Minimum Company Contributions.
In the event that this Plan is deemed a Top-Heavy plan with respect to any Plan Year, each Non-Key Employee who is a Participant shall receive Company contributions that in the aggregate are at least equal to the lesser of three percent (3%) of Compensation or the percentage at which Company contributions are made for the Key Employee (under any plan required to be included in an Aggregation Group) for whom such percentage is the highest for the Plan Year, regardless of whether the Non-Key Employee elected to make Before-Tax Contributions to the

Plan for the Plan Year, completed less than 1,000 Hours of Service during such Plan Year, or the Non-Key Employee’s level of Compensation. For purposes of this Section 17.1, (A) Company contributions shall include (i) amounts considered contributed by Key Employees and which qualify for treatment under Code Section 401(k) and (ii) any Company contributions for Key Employees or Non-Key Employees taken into account under Section 401(k)(3) or 401(m) of the Code and (B) Company contributions shall not include amounts considered as contributed by Non-Key Employees and which qualify for treatment under Code Section 401(k). Further, in determining the percentage at which Company contributions are made for the Plan Year for the Key Employee for whom such percentage is the highest, the contributions for a Key Employee shall be divided by so much of a Key Employee’s compensation for the Plan Year as does not exceed $200,000, as that amount is adjusted each year by the Secretary of the Treasury.
In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Company, both of which are determined to be Top-Heavy Plans, the defined benefit minimum, offset by the benefits provided under the defined contribution plan, shall be provided under the defined benefit plan.
17.2 Top-Heavy Determination.
This Plan shall be deemed a Top-Heavy Plan with respect to any Plan Year in which, as of the Determination Date: (a) the aggregate of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate of the Accounts of all Employees; or (b) the aggregate of the Accounts of Key Employees under all defined contribution plans and the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans includable in an Aggregation Group exceed 60% of a similar sum for all employees in such group. As used above, the term “Aggregation Group” includes all plans of Participating Companies having one or more Key Employees as Participants and any other defined contribution plan of a Participating Company that permits a plan of a Participating Company having one or more Key Employees to meet the qualification requirements of Sections 401(a)(4) or 410 of the Code.
The present value of account balances under a defined contribution plan shall be determined as of the most recent valuation date that falls within or ends on the Determination Date. The present value of accrued benefits under a defined benefit plan shall be determined as of the same valuation date used for computing plan costs for minimum funding. The present value of the cumulative accrued benefits of a Non-Key Employee shall be determined under either:
(i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by affiliated companies, within the meaning of Code Sections 414(b), (c), (m) or (o); or
(ii) if there is no such method, as if such benefit accrued not more rapidly than the lowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.
For purposes of this Article XVII, “Determination Date” shall mean, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, the last day of such Plan Year.
The term, “Key Employee” shall mean, for purposes of this Article XVII, any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date was:
(1) an officer of a Participating Company having annual compensation in excess of $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002);
(2) a 5% owner of a Participating Company; or
(3) a 1% owner of a Participating Company having annual compensation in excess of $150,000.
For purposes of (1) above, no more than 50 Employees (or, if lesser, the greater of 3 or 10% of the Employees) shall be treated as officers.
For this purpose, annual compensation means compensation within the meaning of Section 415(c) of the Code.
A 5% (or 1%, if applicable) owner means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% (1%) of the outstanding stock of the Participating Company or stock possessing more than 5% (1%) of the total combined voting power of all stock of the Participating Company.
For purposes of applying the constructive ownership rules under Section 318(a)(2) of the Code, subparagraph (C) of such Section shall be applied by substituting “5 percent” for “50 percent.”

For purposes of determining “5% owners” and/or “1% owners,” the aggregating rules of Sections 414(b), (c) and (m) of the Code shall not apply. For purposes of determining whether an Employee has compensation of more than $150,000, however, compensation from each entity required to be aggregated under Sections 414(b), (c) and/or (m) of the Code shall be taken into account.
For purposes of determining the amount of a Participant’s Account for purposes of this Section, the amount shall include the aggregate distributions under the Plan made to or with respect to the Participant during the one year period ending on the Determination Date. In the case of a distribution made for a reason other than severance from employment, death or disability, this paragraph shall be applied by substituting “five year period” for “one year period.”
The following shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan: (1) any rollover to the Plan that is initiated by a Participant; (2) the account value of any Participant who is not a Key Employee with respect to any Plan Year but was a Key Employee with respect to any prior Plan Year; and (3) the account value of a Participant who has not performed services for any Participating Company during the one year period ending on the Determination Date.
17.3 Aggregation.
Each Plan of a Participating Company required to be included in an “Aggregation Group” shall be treated as a Top-Heavy Plan if such group is a “Top-Heavy Group.”
For purposes of this Article XVII, an “Aggregation Group” shall mean: (i) each plan of a Participating Company in which a Key Employee is a Participant, and (ii) each other plan of a Participating Company which enables any plan described in (i) above to meet the requirements of Section 401(a)(4) or 410 of the Code.
Any plan of a Participating Company that is not required to be included in an Aggregation Group may be treated as part of such group if such group would continue to meet the requirements of Section 401(a)(4) and 410 of the Code with such plan taken into account.
For purposes of this Section, a “Top-Heavy Group” means any Aggregation Group if the sum (as of the Determination Date) of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceed 60% of a similar sum determined for all Employees.
ARTICLE XVIII
MISCELLANEOUS
18.1 No Enlargement of Employee Rights.
This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in this Plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any Employee at any time. No Employee, nor any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan.
18.2 Mailing of Payments; Lapsed Benefits.
(a) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to the last address of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section 18.3 below.
(b) In the event that a benefit is payable under this Plan to a Participant or any other person and after reasonable efforts such person cannot be located for the purpose of paying the benefit, the Committee in its sole discretion may provide that the benefit be forfeited and as soon thereafter as practicable the benefit shall be applied to reduce future Company Contributions or Company Matching Contributions; provided, however, should any person entitled to such benefit thereafter claim such benefit, such benefit shall be restored. Alternatively, benefits that cannot be paid may escheat to the state in accordance with applicable state law.
(c) For purposes of this Section 18.2, the term “Beneficiary” shall include any person entitled under Section 8.9 to receive the interest of a deceased Participant or deceased designated Beneficiary. It is the intention of this provision that the benefit will be distributed to an eligible Beneficiary in a lower priority category under Section 8.9 if no eligible Beneficiary in a higher priority category can be located by the Committee after reasonable efforts have been made.
(d) The Accounts of a Participant shall continue to be maintained until the amounts in the Accounts are paid to the Participant or his Beneficiary. Notwithstanding the foregoing, in the event that the Plan is terminated, the following rules shall apply:

(i) All Participants (including Participants who have not previously claimed their benefits under the Plan) shall be notified of their right to receive a distribution of their interests in the Plan;
(ii) All Participants shall be given a reasonable length of time, which shall be specified in the notice, in which to claim their benefits;
(iii) All Participants (and their Beneficiaries) who do not claim their benefits within the designated time period shall be presumed to be dead. The Accounts of such Participants shall be forfeited at such time. These forfeitures shall be disposed of according to rules prescribed by the Committee, which rules shall be consistent with applicable law.
(iv) The Committee shall prescribe such rules as it may deem necessary or appropriate with respect to the notice and forfeiture rules stated above.
(e) Should it be determined that the preceding rules relating to forfeiture of benefits upon Plan termination are inconsistent with any of the provisions of the Code and/or ERISA, these provisions shall become inoperative without the need for a Plan amendment and the Committee shall prescribe rules that are consistent with the applicable provisions of the Code and/or ERISA.
18.3 Addresses.
Each Participant shall be responsible for furnishing the Committee with his correct current address and the correct current name and address of his Beneficiary or Beneficiaries.
18.4 Notices and Communications.
All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Committee and shall be mailed or delivered to the office designated by the Committee, and shall be deemed to have been given when received by that office. Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant when it is deposited in the United States Mail with postage prepaid, addressed to the Participant or Beneficiary at his last address of record with the Committee.
18.5 Reporting and Disclosure.

The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed by the Plan Administrator pursuant to ERISA or any other applicable law.
18.6 Governing Law.
All legal questions pertaining to the Plan shall be determined in accordance with the provisions of ERISA and the laws of the State of California. All contributions made hereunder shall be deemed to have been made in California.
18.7 Interpretation.
Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular. The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code Section 401(a) and related statutes for qualification as a Profit Sharing Plan and the requirements of Code Section 401(k) and related statutes for qualification as a Qualified Cash or Deferred Arrangement.
18.8 Certain Securities Laws Rules.
Any election or direction made under this Plan by an individual who is or may become subject to liability under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be conditioned upon such restrictions as are necessary or appropriate to qualify for an applicable exemption under Section 16(b) of the Exchange Act, or any rule promulgated thereunder. To the extent required by Section 401(a)(4) of the Code, the rules under this Section 18.8 shall be administered in a non-discriminatory manner.
18.9 Withholding for Taxes.
Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.
18.10 Limitation on Company; Committee and Trustee Liability.

Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund and neither the Company, the Committee nor the Trustee assume any responsibility for the sufficiency of the assets of the Trust to provide the benefits payable hereunder.
18.11 Successors and Assigns.
This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.
18.12 Counterparts.
This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.
18.13 Military Service.
Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits and service credit with respect to qualified military service in accordance with Code Section 414(u). Loan repayments shall be suspended under this Plan as permitted under Code Section 414(u).
[Signature on following page]

IN WITNESS WHEREOF, in order to record the adoption of this Plan, Mattel, Inc. has caused this instrument to be executed by its duly authorized officer this 13th day of December, 2019, effective as of January 1, 2019, except as otherwise expressly provided herein.
MATTEL, INC.
By: /s/ Amanda Thompson
        Name: Amanda Thompson
        Title: Executive Vice President
         Chief People Officer

MATTEL, INC. PERSONAL INVESTMENT PLAN

APPENDIX A
Merged Plans

The following plans were merged into this Plan as of the date indicated:

Plan	Merging Date
Fisher Price, Inc. Matching Savings Plan	April 1, 1997
Tyco Toys, Inc. 401(k) Savings Plan	January 2, 1998
PrintPaks, Inc. 401(k) Plan	June 30, 2000
Mattel-Fort Wayne Hourly 401(k) Plan	December 15, 2000
Pleasant Company Retirement Savings Plan	October 1, 2001
Radica Enterprises Limited 401(k) Plan	August 9, 2007
Mattel, Inc. Hourly Personal Investment Plan	March 31, 2011
HiT Entertainment, Inc. 401(k) Plan	December 31, 2012
The MEGA Brands America, Inc. 401(k) Savings Plan	December 31, 2014

MATTEL, INC. PERSONAL INVESTMENT PLAN

APPENDIX B
Participating Companies

The following companies are Participating Companies under the Plan as of the date indicated:

Company Name	Date Became a Participating Company
Fisher-Price, Inc. and each other adopting employer in the Fisher Price, Inc. Matching Savings Plan	April 1, 1997
Tyco Toys, Inc. and each other adopting employer in the Tyco Toys, Inc. 401(k) Savings Plan	January 1, 1998
PrintPaks, Inc. and each other adopting employer in the PrintPaks, Inc. 401(k) Plan	March 1, 1998
American Girl, Inc. (the successor to the assets and business of Pleasant Company) and each other adopting employer in the Pleasant Company Retirement Savings Plan	October 1, 2001
Radica Games Limited	January 1, 2007
HiT Entertainment, Inc.	June 1, 2012
MEGA Brands America, Inc.	January 1, 2015

MATTEL, INC. PERSONAL INVESTMENT PLAN

APPENDIX C
Special Participation Dates

Any individual who was a participant in a plan noted in the chart below as of the corresponding date, shall automatically become a Participant in this Plan as of the date indicated:

A participant in the:	as of:	shall become a Participant in the Plan as of:
Fisher Price, Inc. Matching Savings Plan	March 31, 1997	April 1, 1997
Tyco Toys, Inc. 401(k) Savings Plan	December 31, 1997	January 1, 1998
PrintPaks, Inc. 401(k) Plan	February 28, 1998	March 1, 1998
Pleasant Company Retirement Savings Plan	September 30, 2001	October 1, 2001
Radica Enterprises Limited 401(k) Plan	December 31, 2006	January 1, 2006
Mattel, Inc. Hourly Personal Investment Plan (“HPIP”)	March 31, 2011	April 1, 2011*
HiT Entertainment, Inc. 401(k) Plan	May 31, 2012	June 1, 2012
MEGA Brands America, Inc. 401(k) Savings Plan	December 31, 2014	January 1, 2015

* An Employee of American Girl, Inc. who participated in the HPIP as of March 31, 2011 shall not be permitted to make Employee contributions in accordance with Article V or receive Company Contributions or Company Matching Contributions in accordance with Article VI unless the individual is an Eligible Employee who would otherwise be a Participant under the Plan in the absence of the provisions of this Appendix C.

MATTEL, INC. PERSONAL INVESTMENT PLAN

APPENDIX D

        Special Rules for Employees in Puerto Rico
Effective Date: January 1, 2006

1.Purpose and Effect - This Appendix D sets forth the requirements that must be met in addition to those provided in the Plan, in order to meet the requirements for qualification under Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994, as amended (the “PR Code”) and, effective January 1, 2011, under Sections 1081.01(a) and (d) of the Internal Revenue Code for a New Puerto Rico (the “New PR Code”). Reference to any section of the PR Code or its regulations include reference to any comparable or succeeding provision or regulations under the New PR Code that amends, supplements, or replaces the PR Code. The provisions of this Appendix D shall be effective as of January 1, 2006, and shall apply only to those Eligible Employees of Mattel, Inc. or any other designated affiliate (collectively, the “Company”) who are bona fide residents of Puerto Rico and who perform services for the Company primarily within Puerto Rico (“Puerto Rico Employees”).

2.Type of Plan - It is the intent of the Company that the Plan be a profit-sharing plan as defined in Article 1165-1 of the Regulations issued under the PR Code and that it include a qualified cash or deferred arrangement pursuant to Section 1165(e)/1081.01(d) of the PR Code.

3.Compensation - A Puerto Rico Employee’s Compensation shall include wages within the meaning of PR Code Section 1141(a)(1)/1062.01(a)(1) for the purpose of Puerto Rico income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Compensation shall also include the amount of a Puerto Rico Employee’s contribution pursuant to a salary reduction agreement which is not included in gross income by reason of PR Code Sections 1022(l)/1032.06 or 1165(e)/1081.01(d).

4.Participant Contributions - A Puerto Rico Employee participating in the Plan may elect to make After-Tax Contributions and Before-Tax Contributions pursuant to Article V of the Plan, subject to the following conditions:

a. After-tax Contributions - Puerto Rico Employees’ After-tax Contributions which are not matched by Company Contributions may not exceed 10% of the Puerto Rico Employee’s aggregate Compensation for the taxable years during which he/she is a participant or as otherwise limited under the PR Code.

b. Before-Tax Contributions – A Puerto Rico Employee may elect to have his/her Compensation reduced subject to the limit in effect for any calendar year under
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Section 1165(e)(7)(A)/1081.01(d)(7)(A) of the PR Code. The limitation contained in Section 1165(e)(7)(A)/1081.01(d)(7)(A) shall be (1) the lesser of 10% of the Puerto Rico Employee's Compensation or $8,000 for Plan Years beginning prior to January 1, 2008; (2) $8,000 for Plan Years beginning on or after January 1, 2008; (3) $9,000 for the Plan Years beginning January 1, 2009 and 2010; (4) $10,000 for the Plan Year beginning January 1, 2011; (5) $13,000 for the Plan Year beginning January 1, 2012; and (6) $15,000 for the Plan Years beginning on and after January 1, 2013, or as otherwise provided under the PR Code. In addition, for Plan Years prior to January 1, 2011, if the Puerto Rico Employee contributes to a Puerto Rico individual retirement account as described in PR Code Section 1169, the maximum amount of his/her Before-Tax Contributions may not exceed the difference, if any, between the amount available as a contribution up to the maximum limit and the contribution made to a Puerto Rico individual retirement account, or as otherwise provided under the PR Code.

          In the event the Plan Administrator determines or is informed that Before-Tax Contributions exceeded the limitations of the PR Code with respect to a calendar year, any excess deferrals together with any income allocable to such deferrals by a Puerto Rico Employee shall be distributed to such Puerto Rico Employee as soon as administratively practicable but no later than twelve months following the end of the calendar year in which such excess deferral was made, pursuant to a uniform and nondiscriminatory procedure established by the Plan Administrator.

5.Catch-up Contributions - Puerto Rico Employees participating in the Plan who have reached age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of Section 1165 (e)(7)(C)/1081.01(d)(7)(C) of the PR Code. Effective for the Plan Year beginning January 1, 2006, a Puerto Rico Employee may contribute up to $500 to the Plan as a catch-up contribution. For Plan Years 2007 through 2011, a Puerto Rico Employee may contribute up to $1,000 to the Plan as a catch-up contribution and for Plan Years 2012 and thereafter $1,500, or as otherwise provided under the PR Code.

6.Highly Compensated Puerto Rico Participant - Any Puerto Rico Employee who, determined on the basis of Compensation for each Plan Year, has greater Compensation than two-thirds of all other Puerto Rico Employees (or as otherwise defined under the PR Code) will be considered a Highly Compensated Puerto Rico Participant. Effective January 1, 2011, Highly Compensated Puerto Rico Participant means any Puerto Rico Employee who: (a) is an officer, (b) is a five percent owner of the voting stock or the total value of all classes of stock; (c) has received compensation from the employer in excess of $110,000 (as established under Code Section 414(q)(1)(B)), or (d) is the spouse or dependent of any individual described in (a)-(c), or as otherwise defined under the PR Code.

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7.Limitation on Puerto Rico Employees Before-Tax Contributions - For each Plan Year, in addition to satisfying the nondiscrimination tests as provided in the Plan, the Plan shall also satisfy the Average Deferral Percentage (“ADP”) Test of PR Code Section 1165(e)(3)/1081.01(d)(3) and Article 1165-8 of the regulations issued there under.

         In no event shall the ADP of the Highly Compensated Puerto Rico Participants for any calendar year exceed the greater of:

a. the ADP of all other Highly Compensated Puerto Rico Participants for such calendar year multiplied by 1.25; or

b. the ADP of all other Puerto Rico Participants for such calendar year multiplied by 2.0, provided that the ADP of Highly Compensated Puerto Rico Participants does not exceed that of all other Puerto Rico Participants by more than two percentage points.

         The ADP of a group of Puerto Rico Employees for a Plan Year shall be the average of the ratios, calculated separately for each Puerto Rico Employee in such group, of the amount of Before-Tax Contributions actually paid to the Trust Fund on behalf of such Puerto Rico Employees for such Plan Year to the Compensation of such Puerto Rico Employees for such Plan Year. For these purposes, catch-up contributions made pursuant to Section 5 are not included as part of the ADP Test. If more than one plan providing a cash or deferred arrangement (within the meaning of Section 1165(e)/1081.01(d) of the PR Code) is maintained by the Company or an affiliated employer, the ADP of any Highly Compensated Puerto Rico Participant who participates in more than on such plan or arrangement shall be determined as if all such arrangements were a single plan or arrangement. If two or more plans are aggregated for purposes of Sections 1165(a)(3) or 1165(a)(4)/1081.01(a)3 or 1081.01(a)4 of the PR Code, such plans shall be aggregated for purposes of determining the ADP of the Puerto Rico Employees as if all such plans were a single plan.

        In the event that there are contributions in excess of the limitation described in paragraphs a. and b. (“Excess Contributions”), (i) the amount of Excess Contributions for a Highly Compensated Puerto Rico Participant, and any earnings thereto, shall be distributed no later than the close of the following Plan Year or (ii) the amount of Excess Contributions for a Highly Compensated Puerto Rico Participant shall be recharacterized as currently taxed contributions subject to the provisions of the Plan and the PR Code, under the leveling method beginning with the Puerto Rico Participant Highly Compensated Employee with the highest ADP, to the extent required to satisfy the ADP limitations. In addition, the Plan Administrator may elect to make Employer Qualified Contributions under Article VI of the Plan in the form of qualified non elective or qualified matching contributions as defined under the PR Code that comply with the PR Code and Regulations for purposes of complying with this test.
        Notwithstanding any provision of this Appendix D to the contrary, effective January 1, 2011, the Plan Administrator must aggregate all Puerto Rico Employees
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employed by the Company and any affiliated employer in Puerto Rico that participates in the Plan for purposes of determining compliance by the Plan with the ADP test of Section 1165 / 1081.01 of the PR Code and the determination of Puerto Rico Participants Highly Compensated Employees.

8.Adjustment of a Participant’s After-Tax Contributions and Before-Tax Contributions - The Plan Administrator may, in its sole discretion, decrease or suspend the amount of the After-Tax Contributions or Before-Tax Contributions to be made for the benefit of any Puerto Rico Employee if the Plan Administrator deems such decrease or suspension to be necessary to satisfy any of the following:

a. the limits described in Sections 4 and 5 of this Appendix D; or

b. in the case of Before-Tax Contributions, the nondiscrimination requirement of Section 7 of this Appendix D.

         In addition, in the case of Before-Tax Contributions, if during any payroll period, the Plan Administrator determines that Before-Tax Contributions would exceed the aforementioned limitations imposed by the PR Code, any additional Before-Tax Contributions may be treated as After-tax Contributions for the remainder of the calendar or Plan Year, as applicable, pursuant to a uniform and nondiscriminatory procedure established by the Plan Administrator.

         Notwithstanding any other provision of the Plan or this Appendix D, upon the return of any Before-Tax Contributions pursuant to Sections 4(b) or 7 above, any Company Contributions which were made on account of such Before-Tax Contributions shall be forfeited.

9.Rollover and Transfer Provisions - Rollovers or transfers to the Plan under Section 8.8 of the Plan by a Puerto Rico Employee are limited to the amounts distributed from an employee plan that qualifies under Section 1165(a)/1081.01(a) of the PR Code and under Sections 401(a) and (k) of the Code.

         Notwithstanding any provision of the Plan to the contrary, any “distributee” (as defined below) who is entitled to receive a distribution of benefits under the Plan may elect to have all of such distribution that qualifies as an “eligible rollover distribution” (as defined below) paid directly to a single eligible retirement plan specified by such individual. The Plan Administrator shall establish uniform procedures for making such direct rollover elections. Any amount that is a distribution on account of hardship shall not be an “eligible retirement distribution” for purposes of this Section 9, and the distributee may not elect to have any portion of such distribution paid directly to an eligible retirement plan. For purposes of this Section, the following terms have the following meanings:

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        (a) a “distributee” means: (i) a Puerto Rico Employee, (ii) the surviving spouse of a Puerto Rico Employee, (iii) a spouse or former spouse of a Puerto Rico Employee who is an Alternate Payee, or (iv) a non-spouse Beneficiary of a Puerto Rico Employee, or as otherwise provided under the PR Code.

        (b) an “eligible retirement plan” means an individual retirement account described in Section 1169(a)/ 1081.02(a) of the PR Code, an individual retirement annuity described in Section 1169(b)/ 1081.02(b) of the PR Code; or a qualified trust described in Section 1165(a)/1081.01(a) of the PR Code that accepts rollovers.

        (c) an “eligible rollover distribution” means any lump sum distribution, including After-Tax Contributions and earnings thereon. Effective January 1, 2011, for purposes of this Section 9, an “eligible rollover distribution” means any lump sum distribution of all of the taxable balance to the credit of the Distributee, or a partial taxable distribution received after the Puerto Rico Employee’s separation from service, or as otherwise defined and/or permitted under the PR Code.

10.Hardship Withdrawals - Hardship withdrawals of a Puerto Rico Employee under Section 8.6(e) of the Plan shall be permitted for such other event as the PR Code regulations or the Puerto Rico Department of the Treasury may allow. Furthermore, a Puerto Rico Participant who makes a hardship withdrawal: (i) shall not be entitled to make Before-Tax Contributions or After-tax Contributions for twelve months following the date of receipt of the hardship withdrawal, and (ii) for the taxable year following the year of the hardship withdrawal, the annual limitation imposed by the PR Code on Before-Tax Contributions shall be reduced by the amount of Before-Tax Contributions made in the year of the hardship withdrawal.

11.After-Tax Withdrawals – Effective on and after August 1, 2011, a Puerto Rico Employee who makes an in-service distribution not on account of hardship of After-tax Contributions under Section 8.6 of the Plan may not make Before-Tax Contributions or After-tax Contributions during the three months following the month in which such Puerto Rico Participant made the in-service distribution.

12.Rollover Withdrawals - A Puerto Rico Employee who makes an in-service distribution not on account of hardship of Rollover Contributions under Section 8.6 of the Plan may not make Before-tax Contributions or After-tax Contributions during the three months following the month in which such Puerto Rico Employee made the in-service distribution.

13.Age 59-1/2 and Over Withdrawals - A Puerto Rico Employee who makes an in-service distribution of Before-Tax Contributions after age 59-1/2 pursuant to Section 8.6 of the Plan may not make Before-Tax Contributions or After-tax Contributions during the three months following the month in which such Puerto Rico Employee made the in-service distribution.

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14.Loans - Loans to Puerto Rico Employees shall be subject to the same terms and conditions under Section 8.15 of the Plan and to any applicable rules under the PR Code.

15.Company Contributions - To the extent permissible under ERISA, each contribution made by the Company to the Plan is expressly conditioned on the deductibility of such contribution under Section 1023(n)/1033.09 of the PR Code for the taxable year for which contributed. If the Puerto Rico Department of the Treasury disallows the deduction, or if the contribution was made by a mistake of fact, to the extent permissible under ERISA, such contributions shall be returned to the Company within one (1) year after the disallowance of the deduction (to the extent disallowed), or after the payment of the contribution, respectively.

16.Payment of Contributions - Contributions to the Plan by the Company shall be paid to the Trustee not later than the due date for filing the Company’s Puerto Rico income tax return for the taxable year in which such payroll period falls, including any extension thereof.

17.Right to Amend the Plan - In addition to the provisions under Article XVI of the Plan, the Company reserves the right to amend or modify the Plan to ensure the continued qualification of the Plan under PR Code Sections 1165(a) and (e)/1081.01(a) and (d).

18.Plan Merger - Any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund as applied to a Puerto Rico Employee under Article XI of the Plan will be limited to the extent such other plan and trust are qualified under Section 1165(a)/1081.01(a) of the PR Code.

19.Plan Termination or Discontinuance of Contributions - Notwithstanding any provision of the Plan to the contrary, the Trustee shall not be required to make any distribution from the Trust Fund to a Puerto Rico Participant in the event the Plan is terminated, until such time as the Puerto Rico Department of the Treasury shall have determined in writing that such termination will not adversely affect the prior qualification of the Plan under the PR Code.

20.Annual Limit on Compensation - Effective January 1, 2012, the Plan's definition of the term “Compensation” incorporates the compensation limitation in effect under Section 1081.01(a)(12) of the PR Code for the Plan Year. To the extent permitted under the PR Code, such limitation shall be the same limitation established under Code Section 401(a)(17) and as described in Plan Section 2.14(e). Therefore, when, in a Plan Year, the amount of a Puerto Rico Employee's Compensation reaches such Compensation limitation, the Puerto Rico Employee is barred from making further contributions.

21.Annual Limit as addition to Defined Contribution Plan - Effective January 1, 2012, and subject to the requirements under PR Code Section 1081.01(a)(11)(B), the Annual Additions allocated or attributed to a Puerto Rico Employee for any Plan Year shall not exceed the lesser of the following:
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         (i) $49,000 (subject to cost-of-living adjustments established under the PR Code); or

         (ii) 100% of the Puerto Rico Employee's compensation for such year, as defined under the PR Code.

          For purposes of this section, all defined contribution plans of the Company in Puerto Rico shall be aggregated as a single defined contribution plan. Subject to the regulations to be established under the PR Code, if a Participant's Annual Additions would exceed the foregoing limitation, then such Annual Additions shall be reduced by reducing the components thereof as necessary in the order established under the PR Code. Any amounts so reduced shall not be included in a Participant's Before-Tax Contributions, or as otherwise established under the PR Code. To the extent permitted under the PR Code, this limitation will be administered similar to the same limitation established under Code Section 415, as described in Article XIV of the Plan.

22.Deadline to File Claim - To be considered timely under the Plan's claim and review procedure established under Article XIII, a claim must be filed with the Committee within two (2) years after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

23.Deadline to File Legal Action - A Puerto Rico Employee or his Beneficiary may not bring a lawsuit to recover benefits under the Plan until he has exhausted the internal administrative process established under Article XIII. No legal action may be commenced at all unless commenced no later than one (1) year following the issuance of a final decision on the claim for benefits, or the expiration of the final appeal decision period if no decision is issued. This 1 year statute of limitations on suits for all benefits shall apply in any forum where the Puerto Rico Employee or Beneficiary may initiate such suit.

24.Governing Law - With respect to the Puerto Rico Employees, the Plan will be also governed and construed according to the PR Code, where such law is not in conflict with the applicable federal laws.

25.Use of Terms - All terms and provisions of the Plan shall apply to this Appendix D, except that where the terms and provisions of the Plan and this Appendix D conflict, the terms and provisions of this Appendix D shall govern.

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